                                                                   EXHIBIT 10.12



                             STANDARD OFFICE LEASE

                                BY AND BETWEEN

                                 LAOP IV, LLC

                                 AS LANDLORD,

                                      AND

                          SMARTALK TELESERVICES, INC.

                                   AS TENANT

                               Table of Contents
                               -----------------


                                                                            Page
                                                                            ----

ARTICLE 1  - Basic Lease Provisions.........................................  1

ARTICLE 2  - Term...........................................................  3

ARTICLE 3  - Rental.........................................................  3

     (a)     Basic Rental...................................................  3
     (b)     Increase in Direct Costs.......................................  4
     (c)     Definitions....................................................  4
     (d)     Determination of Payment.......................................  8

ARTICLE 4  - Security Deposit............................................... 10

ARTICLE 5  - Holding Over................................................... 10

ARTICLE 6  - Personal Property Taxes........................................ 10

ARTICLE 7  - Use............................................................ 11

ARTICLE 8  - Condition of Premises.......................................... 11

ARTICLE 9  - Repairs and Alterations........................................ 12

ARTICLE 10 - Liens.......................................................... 14

ARTICLE 11 - Project Services............................................... 14

ARTICLE 13 - Indemnity; Exemption of Landlord from Liability................ 17

     (a)     Indemnity...................................................... 17
     (b)     Exemption of Landlord from Liability........................... 17

ARTICLE 14 - Insurance...................................................... 17

     (a)     Tenant's Insurance............................................. 17
     (b)     Form of Policies............................................... 18
     (c)     Landlord's Insurance........................................... 18
     (d)     Waiver of Subrogation.......................................... 18
     (e)     Compliance with Law............................................ 19

ARTICLE 15 - Assignment and Subletting...................................... 19


ARTICLE 16 - Damage Or Destruction.......................................... 22

ARTICLE 17 - Subordination.................................................. 23

ARTICLE 18 - Eminent Domain................................................. 24

ARTICLE 19 - Default........................................................ 24

ARTICLE 20 - Remedies....................................................... 25

ARTICLE 21 - Transfer of Landlord's Interest................................ 27

ARTICLE 22 - Broker......................................................... 27

ARTICLE 23 - Parking........................................................ 27

ARTICLE 24 - Waiver......................................................... 28

ARTICLE 25 - Estoppel Certificate........................................... 28

ARTICLE 26 - Liability Of Landlord.......................................... 28

ARTICLE 27 - Inability To Perform........................................... 29

ARTICLE 28 - Hazardous Waste................................................ 29

ARTICLE 29 - Surrender of Premises; Removal of Property..................... 31

ARTICLE 30 - Miscellaneous.................................................. 32

     (a)     Severability; Entire Agreement................................. 32
     (b)     Attorneys' Fees................................................ 32
     (c)     Time of Essence................................................ 32
     (d)     Headings....................................................... 33
     (e)     Reserved Area.................................................. 33
     (f)     No Option...................................................... 33
     (g)     Use of Project Name; Improvements.............................. 33
     (h)     Rules and Regulations.......................................... 33
     (i)     Quiet Possession............................................... 33
     (j)     Rent........................................................... 33
     (k)     Successors and Assigns......................................... 34
     (l)     Notices........................................................ 34
     (m)     Persistent Delinquencies....................................... 34
     (n)     Right of Landlord to Perform................................... 34
     (o)     Access, Changes in Project, Facilities, Name................... 34
     (p)     Corporate Authority............................................ 35
     (q)     Identification of Tenant....................................... 35


     (r)     Substitute Premises............................................ 35
     (s)     Building Codes................................................. 36
     (t)     Exhibits and Addendum.......................................... 36

ARTICLE 31 - Option to Renew................................................ 36

     (a)     Option Right................................................... 36
     (b)     Option Rent.................................................... 36
     (c)     Exercise of Options............................................ 36
     (d)     Determination of Market Rent................................... 37

ARTICLE 32 - Right of First Offer/Right of First Refusal.................... 37

     (a)     Right of First Offer........................................... 37
     (b)     Right of First Refusal......................................... 38

ARTICLE 33 - Storage Space.................................................. 40

ARTICLE 34 - Signage/Directory.............................................. 40

ARTICLE 35 - Option to Cancel............................................... 40

ARTICLE 36 - Building Antenna(s) or Satellite Dish(es)...................... 41

ARTICLE 37 - Limited Arbitration/Dispute Resolution Procedure............... 42

Addendum       [] Yes     [X] No

Exhibit "A"    Premises

Exhibit "B"    Rules and Regulations

Exhibit "C"    Notice of Lease Term Dates and Tenant's Percentage

                             STANDARD OFFICE LEASE


     This Standard Office Lease ("Lease") is made and entered into as of this 10th day of January, 1996, between LAOP IV, LLC, a Nevada limited liability
- ----
company ("Landlord"), and SMARTALK TELESERVICES, INC., a California corporation ("Tenant").

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described as Suite No. 500, as designated on the plan attached hereto and incorporated herein as Exhibit "A" ("Premises"), of the project ("Project") now known as Westwood Terrace, whose address is 1640 Sepulveda Boulevard, Los Angeles, California 90025, for the term and upon the terms and conditions hereinafter set forth, and Landlord and Tenant hereby agree as follows:

ARTICLE 1 - Basic Lease Provisions:
- ----------------------------------

A.   Term: Commencement Date:          On the later of (i) February 1, 1996, or
                                       (ii) up to five (5) business days after
                                       substantial completion of the tenant
                                       improvement work defined in Article 9
                                       below to install Tenant's main "T-
                                       Switch"; provided, however, Tenant shall use its best efforts to install such switch prior to the expiration of said five (5) day period, and if Tenant does install said switch prior to the expiration of such five (5) day period the Lease shall commence on such earlier date. Substantial completion shall mean completion of "the Tenant Improvements"
                                       (defined in Article 9), punch-list items excluded, in accordance with the approved plans, and the final inspection by the City of Los Angeles has occurred. Upon
                                       Tenant's occupancy of the Premises,
                                       Landlord and Tenant agree to execute and deliver a Commencement Letter in a form substantially similar to that attached hereto as Exhibit "C." Tenant shall be allowed access to the Premises prior to the commencement of the Lease term
                                       (without a charge for rent), to ensure
                                       the Premises are properly furnished and
                                       special leasehold improvements,
                                       equipment, furniture, telephone and
                                       computer/data cabling is properly
                                       installed and operational; provided,
                                       Tenant shall not unreasonably interfere
                                       with any tenant improvement work to be
                                       done. If Tenant interferes with the
                                       tenant improvement work because of such
                                       early occupancy, the Commencement Date
                                       shall not be delayed but shall be started as of the date which would have occurred but for such Tenant interference.

     Expiration Date:                  Seventy-two (72) months from the
                                       Commencement Date.

B.   Square Footage:                   Approximately 6,795 rentable square feet.

C.   Basic Rental:

                     Months           Monthly Basic Rental    Annual Basic Rent
                     ------           --------------------    -----------------
                     1 through 6      $12,502.80                $150,033.60
                     7 through 9         Free                        -0-
                     10 through 15    $ 8,561.70                $102,740.40
                     16 through 72    $12,502.80                $150,033.60

D.   Base Year:                        1996

E.   Tenant's Proportionate Share:     4.99045%

F.   Security Deposit                  A security deposit of $46,613.70, shall
                                       be due and payable by Tenant to Landlord upon Tenant's execution of this Lease.
                                       Landlord agrees to return to Tenant a
                                       portion of the security deposit equal to $34,960.28 at the start of the of the thirty-seventh (37th) month after the
                                       Commencement Date, provided: (1) Tenant
                                       is not then in material default, and (2)
                                       Tenant has not had more than three (3)
                                       material financial defaults under this
                                       Lease prior to such thirty- seventh
                                       (37th) month.

G.   Permitted Use:                    General office use not inconsistent with
                                       the use in the Project or other first-
                                       class office projects in the area of the Project.

H.   Broker:                           First Property Realty Corporation;
                                       Prentiss Properties, Limited, Inc.

I.   Parking Passes:                   Tenant shall have the use of three (3)
                                       unreserved parking spaces for each 1,000 square feet contained in the Premises, which equals twenty (20) spaces. Four (4) of the twenty (20) spaces may be reserved spaces. Parking charges for such spaces shall be as set forth in Article 1.J., immediately below.

J.   Parking Charges:                  All parking provided in Article 1.1.
                                       above shall be at the prevailing monthly rate in effect at the beginning of each month during the term of this Lease, and any extensions or renewals thereof;
                                       provided, however, such charge during the initial Lease term shall not exceed
                                       Ninety-Nine Dollars

                                       ($99.00) a space each month (including
                                       all applicable taxes) for each unreserved space or One Hundred Thirty-Two Dollars ($132.00) a space each month (including all applicable taxes) for each reserved space.

K.   First Month's Rent:               The first month's rent of $12,502.80
                                       shall be due and payable by Tenant to
                                       Landlord upon Tenant's execution of this Lease.

L.   Consent:                          Whenever the consent of either Landlord
                                       or Tenant is required hereunder, the
                                       party giving such consent shall not
                                       unreasonably withhold or delay the giving of such consent.


ARTICLE 2 - Term
- ----------------

     The term of this Lease shall commence on the Commencement Date (the "Commencement Date") as set forth in Article 1.A. of the Basic Lease Provisions, and shall end on the expiration date set forth in Article 1.A. of the Basic Lease Provisions. If Landlord is unable to deliver possession of the Premises to Tenant on or before the Commencement Date, Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease nor the obligations of Tenant hereunder, but the term hereof shall commence on the earlier of (a) the day that Landlord gives Tenant written notice that the Premises are ready for occupancy or (b) on the day that Tenant first occupies the Premises, and the expiration of the term hereof shall be extended accordingly.

     In the event that the Substantial Completion of the Premises has not occurred by the "Outside Date", which shall be July 1, 1996, and as such the July 1, 1996 date may be extended by the number of days of tenant delays (as defined below), then the sole remedy of Tenant shall be the right to deliver a notice to Landlord ("Termination Notice") electing to terminate this Lease effective upon receipt of the Termination Notice by Landlord ("Effective Date"). The Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Date and not later than five (5) business days after the Outside Date.

ARTICLE 3 - Rental
- ------------------

     (a) BASIC RENTAL. Tenant agrees to pay to Landlord during the term hereof, at Landlord's office or to such other person or at such other place as directed from time to time by written notice to Tenant from Landlord, the initial monthly and annual sums as set forth in Article 1.C of the Basic Lease Provisions, payable in advance on the first day of each calendar month, without demand, setoff or deduction, and in the event this Lease commences or the date of expiration of this Lease occurs other than on the first day or last day of a calendar month, the rent of such month shall be prorated. Notwithstanding the foregoing, the first month's rent shall be paid to Landlord in accordance with
Article 1.K. of the Basic Lease provisions. Basic Rental shall be subject to increase from time to time pursuant to the subsequent provisions of this Article 3, or other articles of this Lease and any Addendum (if applicable) incorporated herein.

     (b) INCREASE IN DIRECT COSTS. The term "Base Year" means the calendar year set forth in Article 1.D. of the Basic Lease Provisions. If, in any calendar year during the term of this Lease, the "direct costs" (as hereinafter defined) paid or incurred by Landlord shall be higher than the direct costs for the Base Year, Tenant shall pay an additional sum for such and each subsequent calendar year equal to the product of the amount set forth in Article 1.E. of the Basic Lease Provisions multiplied by such increased amount of "direct costs." In the event either the Premises and/or the Project is expanded or reduced, then Tenant's proportionate share shall be appropriately adjusted, and as to the calendar year in which such change occurs, Tenant's proportionate share for such year shall be determined on the basis of the number of days during that particular calendar year that such Tenant's proportionate share was in effect. In the event this Lease shall terminate on any date other than the last day of a calendar year, the additional sum payable hereunder by Tenant during the calendar year in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement of said calendar year to and including said date on which this Lease terminates bears to three hundred sixty (360). Any and all amounts due and payable by Tenant pursuant to Article 3(b), (c) and (d) hereof shall be deemed "Additional Rent" and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments as Landlord is entitled to exercise with respect to defaults in monthly Basic Rental payments.

     (c) DEFINITIONS. As used herein the term "direct costs" shall mean the sum of the following:

          (i) "Tax Costs," which shall mean any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed, reassessed or levied upon the Project and appurtenances thereto and the parking or other facilities thereof, or the real property (the "Property") thereunder (collectively the "Real Property") or attributable thereto or on the rents, issues, profits or income received or derived therefrom which are assessed, reassessed or levied by the United States, the State of California or any local government authority or agency or any political subdivision thereof, and shall include Landlord's reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of Tax Costs or any part thereof (but only to the extent Landlord reasonably expects to receive a reduction of Tax Costs); provided, however, if at any time after the date of this Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Tax Costs, there shall be assessed, reassessed or levied (a) a tax, assessment, reassessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom, or
(b) a tax, assessment, reassessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Real Property and imposed upon Landlord, or (c) a license fee measured by the rent payable under this Lease, then all such taxes, assessments, reassessments or levies or the part thereof so measured or based, shall be deemed to be included in the term "direct costs." Notwithstanding the foregoing, Tax Costs shall not include excess profits, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes and federal and state income taxes. Any increase in Tax Costs as a result of the sale of the Project in 1995 which is paid, assessed or which accrues during the Base Year shall be included in Tax Costs for the Base Year. Notwithstanding anything to the contrary set forth in this Article 3(c)(i), any Tax Cost increase resulting from the sale or transfer of the Project after the execution of this Lease which results in a reassessment of the Project for tax purposes shall not be included in computations for payment of increases of direct costs during the first three (3) years of the initial Lease term.

          (ii) "Operating Costs," which shall mean all costs and expenses incurred by Landlord in connection with the maintenance, operation, replacement, ownership (as set forth herein) and repair of the Project, the equipment, the intrabuilding network cable, adjacent walks, malls and landscaped and common areas and the parking structure, areas and facilities of the Project, including, but not limited to, salaries, wages, medical, surgical and general welfare benefits and pension payments, payroll taxes, fringe benefits, employment taxes, workers' compensation, uniforms and dry cleaning thereof for all persons who perform duties connected with the operation, maintenance and repair of the Project, its equipment the intrabuilding network cable and the adjacent walks and landscaped areas, including janitorial, gardening, security, parking, operating engineer, elevator, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning, window washing, hired services, a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, accountant's fees incurred in the preparation of rent adjustment statements, legal fees, real estate tax consulting fees, personal property taxes on property used in the maintenance and operation of the Project, gross receipts tax imposed by the City of Los Angeles, capital expenditures incurred to effect economies of operation (but only to the extent Landlord reasonably expects to receive a savings effect from such capital expenditures) and capital expenditures required by government regulations, laws, or ordinances, and the cost of all charges for electricity, gas, water and other utilities furnished to the Project, including any taxes thereon; the cost of all charges for fire and extended coverage, liability and all other insurance for the Project carried by Landlord (provided, however, if Landlord acquires additional insurance, then Landlord shall recalculate the Base Year to take into account the cost of such additional insurance as if the same had been an Operating Cost in existence at the time the Base Year was determined); the cost of all building and cleaning supplies and materials; the cost of all charges for cleaning, maintenance and service contracts and other services with independent contractors (including property management fees); and license, permit and inspection fees relating to the Project. In the event, during any calendar year, the Project is less than ninety-five percent (95%) occupied at all times, the Operating Costs shall be adjusted to reflect the operating costs of the Project as though ninety-five percent (95%) were occupied at all times, and the increase or decrease in the sums owed hereunder shall be based upon such operating costs as so adjusted. Operating Costs shall also include all management fees (provided, however, the Base Year Management fees shall be determined based on the percentage described in Subsection (c)(ii)(k) immediately below) and administrative fees. Notwithstanding the foregoing, for purposes of this Lease, Operating Costs and Tax Costs shall not, however, include:

                (a) Costs, including marketing costs, legal fees, space planner's fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

                (b) Depreciation, interest and principal payments on mortgage and other debt costs, if any, penalties and interest, costs of all capital items (except as set forth in (c)(ii) above with respect to economies of operation and governmental compliance), including without limitation, repairs, replacements and alterations, and costs of capital improvements and equipment;

                (c) Costs for which Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier, and electric power costs for which any tenant directly contracts with the local public service company;

                (d) Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project;

                (e) The wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on maintaining, operating or managing the Project vis-a-vis time spent on matters unrelated to maintaining, operating or managing the Project; provided, that in no event shall Operating Costs for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project Manager or Project Engineer (and allocated costs of Landlord's Asset Supervisor);

                (f) Amount as ground rental for the Project by the Landlord;

                (g) Except for a Project management fee to the extent allowed pursuant to Subparagraph (c)(ii)(k) below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by unaffiliated third parties on a competitive basis;

                (h) Any compensation, including wages, benefits and bonuses paid to clerks, attendants or other persons in commercial concessions (except parking) operated by the Landlord;

                (i) Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Costs as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

                (j) Costs, other than those incurred in ordinary maintenance and repair, for sculpture, painting, fountains or other objects or art;

                (k) Fees payable by landlord for management of the Project in excess of five percent (5%) of Landlord's gross rental revenues, adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Project with all tenants paying rent, including base rent, pass-throughs and parking fees (but excluding the cost of after-hours services or utilities) from the Project for any calendar year or portion thereof;

               (l) Any costs expressly excluded from Operating Costs elsewhere un this Lease;

               (m) Rent for any space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Project, with adjustment where appropriate for the size of the applicable project;

               (n) Costs arising from Landlord's charitable or political contributions;

               (o) Costs arising from the gross negligence or wilful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services, and costs arising from legal proceedings against other tenants or occupants of the Project, or prospective occupants of the Project;

               (p) Costs of advertising and promotion;

               (q) Except as set forth in Article 28 below, costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) and asbestos or asbestos containing material (collectively, "Hazardous Material") which was in existence in or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that then existed in or on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain or treat Hazardous Material, which Hazardous Material is brought into or onto the Project after the date hereof by Landlord and is of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material in the state and under the conditions that then exists in the building or on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto;

               (r) Any bad debt loss, rent loss, or reserves;

               (s) Costs of seismic inspection and testing required pursuant to statutes, codes or ordinances in effect and as enacted prior to the Lease Commencement Date; and

               (t) Costs for capital improvements to comply with the requirements of the Americans with Disabilities Act as enacted as of the execution of this Lease.

     (d)  DETERMINATION OF PAYMENT.

          (i) At any time following the end of calendar year 1996, but not more often than once (excepting therefrom adjusted billings) during each calendar year, commencing with the present calendar year, Landlord shall furnish to Tenant a written statement showing in reasonable detail Landlord's direct costs for the Base Year and for the calendar year preceding the year in which such statement is furnished, and showing the amount, if any, of any increase or decrease in the sums due from Tenant for such calendar year. The failure of Landlord to so furnish said statement shall not constitute a default by Landlord hereunder or a waiver of Landlord's right to any adjustment provided for hereunder.

          (ii) On the monthly rental payment date which next occurs thirty (30) days after Tenant's receipt of such statement Tenant shall pay to Landlord an amount equal to the sum of (a) the amount shown in said statement as being due from Tenant (less any amounts paid by Tenant on account therefrom during such previous calendar year) and (b) one twelfth (1/12th) of said amount multiplied by the number of rental payment dates having elapsed during the current calendar year, to be applied on account of Tenant's proportionate share of the increase in direct costs for the then present calendar year. The monthly rental payment then due and subsequent monthly rental payments during the then current calendar year shall be increased by one-twelfth (1/12th) of Tenant's Proportionate Share of the increase in direct costs for the preceding calendar year over the Base Year direct costs. In the case of the decrease in direct costs, any overpayment by Tenant shall be credited against the next rent payment falling due.

          (iii) In the event Tenant disputes Landlord's calculation of any Additional Rent due hereunder for a given Lease year, Tenant shall, only once for each lease year, have the right within one hundred eighty (180) days of receipt of the yearly reconciliation provided to Tenant from Landlord, after reasonable notice and at reasonable times, to inspect Landlord's accounting records at Landlord's accounting office and if, after such inspection, Tenant still disputes such Additional Rent, a certification as to the proper amount shall be made by a nationally recognized accounting firm (who is paid on an hourly or flat-fee basis and not a contingency or commission basis) selected by Tenant and approved by Landlord. Tenant agrees to pay the cost of such certification unless it is subsequently determined that Landlord's original statement was in error to Tenant's disadvantage by more than five percent (5%) of the direct costs. As a condition precedent to its exercise of its rights of dispute aforesaid, Tenant shall timely pay to Landlord all amounts set forth in the statement which Tenant wishes to dispute.

          No audit may be conducted by Tenant if any other tenant of the Project has notified Landlord of its intention to perform an audit and timely performs the same. If Tenant requests an audit and another tenant of the Project has previously notified Landlord of its intention to audit, then Landlord agrees to furnish to Tenant a copy of the results of such other audit. No audit shall be conducted if Tenant is in default under any provision of this Lease, including, but not limited to, timely payment of any amount due pursuant to the actual statement. Tenant shall deliver to Landlord a copy of the results of an audit within fifteen (15) days of its receipt by Tenant.

          If an audit indicates an over-billing, Tenant may submit a claim for the over-billed amount to Landlord, detailing the nature of the over-billing, and Landlord shall have sixty (60) days to pay such amount or contest the claim by giving notice thereof to Tenant, detailing the nature of Landlord's contest of Tenant's claims. If Landlord contests the claim, either Landlord or Tenant may submit the claim to arbitration in accordance with the dispute resolution procedures set forth by the American Arbitration Association (or similar successor entity) for such matters. If the arbitration discloses that the actual statement is more than five percent (5%) overstated, Landlord shall, within thirty (30) days of the date of decision by the Arbitrator, pay to Tenant the amount of any over-billing. If the Arbitrator determines that the actual statement is understated, Tenant shall, within thirty (30) days of the date of the Arbitrator's decision pay to Landlord the amount of the underbilling so determined.

          Except as provided in this Article 3, Tenant shall keep all information gained in connection with any audit confidential. Tenant shall not disclose any information gained in connection with any audit to third parties except to those who must receive the information in order to carry out the purpose of this Article 3, and agree in writing to keep the information confidential. Failure to observe the provision of this confidentiality requirement shall be deemed a material default under the Lease.

          (iv) Landlord shall have the right, prior to the commencement of each calendar year during the term hereof during which Tenant's obligations may be adjusted under this Article 3, to furnish to Tenant a written estimate showing in reasonable detail Landlord's estimated direct costs for the next following calendar year and the amount of Tenant's proportionate share of increase in direct costs over the Base Year direct costs appropriately prorated on a monthly basis. Thereafter, the monthly rent adjustment payments becoming due hereunder shall be in the amounts set forth in said written estimate. Neither Landlord's failure to deliver nor the late delivery of such estimate shall constitute a default by Landlord hereunder or a waiver of Landlord's right to any rent or other adjustment provided for herein. Within one hundred twenty (120) calendar days following the close of each calendar year during the term hereof, Landlord will furnish to Tenant a written statement (the "Reconciliation") showing in reasonable detail Landlord's actual direct costs for the relevant calendar year, together with a full statement of any adjustments necessary to reconcile any sums paid (or credited) hereunder as an estimated amount of Tenant's Proportionate Share of direct costs during such calendar year with those sums actually payable and due hereunder for such calendar year as set forth in the Reconciliation. If the Reconciliation shows that additional sums are due from Tenant hereunder, Tenant shall pay such sums to Landlord within thirty (30) days of receipt of the Reconciliation. If the Reconciliation shows that a credit is due Tenant, such credit shall be credited against the next sums becoming due from Tenant hereunder. Notwithstanding that the term of this Lease has expired and Tenant has vacated the Premises, Tenant shall pay to Landlord any additional sums due Landlord and Landlord shall rebate to Tenant the amount of any credit due Tenant, as set forth in the Reconciliation for the year in which the Lease term expired. Even though the term of this Lease has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's share of Tax Costs and Operating Costs for the year in which this Lease terminated, Tenant shall pay any increase due over the estimated amounts paid. The terms of this Article 3(d)(iv) shall survive the expiration or earlier termination of the Lease Term (including any and all option periods, if applicable).

ARTICLE 4 - Security Deposit
- ----------------------------

     Tenant has deposited with Landlord the sum set forth in Article 1.F. of the Basic Lease Provisions as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant breaches any provision of this Lease, including but not limited to the payment of rent, Landlord may, following the expiration of any grace or notice period, use all or any part of this security deposit for the payment of any rent or any other sums in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to amount then required in Article l.F. of the Basic Lease Provisions. Tenant agrees that Landlord shall not be required to keep this security deposit in trust, segregate it or keep it separate from Landlord's general funds but Landlord may commingle the security deposit with its general funds and Tenant shall not be entitled to interest on such deposit. At the expiration of the Lease term, and provided there exists no default, following the expiration of any grace or notice period, by Tenant hereunder, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to Tenant's assignee), provided that subsequent to the expiration of this Lease, Landlord may retain from said security deposit (a) any and all amounts permitted by California Civil Code (S)1950.7 or any successor or replacement statute; but not limited to this section.

ARTICLE 5 - Holding Over
- ------------------------

     Should Tenant, without Landlord's written consent, hold over after termination of this Lease, Tenant shall become a tenant from month to month, only upon each and all of the terms herein provided as may be applicable to a month-to-month tenancy, and any such holding over shall not constitute an extension of this Lease. During the first three (3) months of such holding over, Tenant shall pay on the first of each month, Monthly Basic Rental, all direct costs, and all other and additional rent due hereunder at the rate of one hundred twenty-five percent (125%) for such amounts in effect for the last month of the Lease term. After the first three (3) months of such holding-over period, Tenant shall pay Monthly Basic Rental at the rate of one hundred fifty percent (150%) of the Monthly Basic Rental in effect for the last month of the term of this Lease, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder, including but not limited to, Tenant's Proportionate Share of any increase in direct costs. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant hereby indemnifies and agrees to hold Landlord and any real estate broker and agent harmless from all costs, loss, expense or liability, including without limitation, costs, real estate brokers claims and attorney's fees.

ARTICLE 6 - Personal Property Taxes
- -----------------------------------

     Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. In the event any or all of Tenant's fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property. Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency. Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 6 shall not be included in the computation of "Tax Costs."

ARTICLE 7 - Use
- ---------------

     Tenant shall use and occupy the Premises only for the use set forth in
Article 1.G. of the Basic Lease Provisions and shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, which Landlord consent may be given or withheld in its sole and absolute discretion, and Tenant agrees that it will use the Premises in such a manner so as not to unreasonably interfere with or infringe the rights of other tenants in the Project. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental regulations or requirements now in force or which may hereafter be in force relating to or affecting (i) the manner of use or occupancy of the Premises or the Project, and (ii) improvements installed or constructed in the Premises by or for the benefit of Tenant. Tenant shall not do or permit to be done anything which would invalidate or increase the cost of any fire and extended coverage insurance policy covering the Project and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters. Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant's failure to comply with the provisions of this Article.

ARTICLE 8 - Condition of Premises
- ---------------------------------

     Tenant hereby agrees that the Premises shall be taken "as is", and Tenant hereby agrees and warrants that it has inspected the condition of the visible portion of the Premises and the suitability of same for Tenant's purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the visible portions of the Premises or the Project or the suitability of same for Tenant's purposes. The foregoing sentence notwithstanding, Landlord agrees to bear the cost for any latent structural defects in the Premises which are discovered by Tenant (and written notice is given to Landlord) during the first year of the Lease term only. Except to the extent set forth in this Lease, Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were at such time in satisfactory condition, subject to punch list items if applicable. Tenant hereby waives Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.

     Landlord reserves the right from time to time: (i) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Project pipes, ducts, conduits, wires, appurtenant fixtures, and mechanical systems, wherever located in the Premises or the

Project, (ii) to alter, close or relocate any facility in the Premises or the Common Areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Project or otherwise and (iii) to comply with any federal, state or local law, rule or order with respect thereto or the regulation thereof not currently in effect. Landlord shall attempt to perform any such work with the least inconvenience to Tenant as possible (including the performance of same during after hours), but in no event shall Tenant be permitted to withhold or reduce Basic Rent or other charges due hereunder as a result of same or otherwise make claim against Landlord for interruption or interference with Tenant's business and/or operations or for any other reason whatsoever unless the work materially interferes with the operation of Tenant's business.

     Landlord agrees, at its sole cost and expense, to thoroughly clean the Premises immediately prior to Tenant's occupancy and immediately after Tenant has moved in and "set-up" the Premises.

ARTICLE 9 - Repairs and Alterations
- -----------------------------------

     Tenant shall keep the Premises in good condition and repair, except for damage caused by ordinary wear and tear, or caused by Landlord, its agents, representatives, employees or contractors or otherwise beyond the reasonable control of Tenant (provided, however, such exclusion shall not exclude damage caused by Tenant or Tenant's employees, invitees, agents and the like). All damage or injury to the Premises or the Project caused by the act or negligence of Tenant, its employees, agents or visitors, guests, invitees or licensees or by the use of the Premises shall be promptly repaired by Tenant, at its sole cost and expense (except to the extent Landlord has responsibility for same under this Lease), to the satisfaction of Landlord; provided, however, that for damage to the Project, Landlord shall have the right (but not the obligation) to select the contractor and oversee all such repairs. Landlord may make any repairs which are not promptly made by Tenant after Tenant's receipt of written notice and the reasonable opportunity of Tenant to make said repair within five
(5) business days from receipt of said written notice, and charge Tenant for the cost thereof, which cost shall be paid by Tenant within five (5) days from invoice from Landlord. Tenant shall be responsible for the design and function of all nonstandard improvements of the Premises, whether or not installed by Landlord at Tenant's request. Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from the rent. Tenant shall make no alterations, changes or additions in or to the Premises without Landlord's prior written consent, and then only by contractors or mechanics approved by Landlord in writing and upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the work in question, to be prepared and submitted by Tenant at its sole cost and expense. Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any work approved by Landlord. If Landlord, in approving any work, specifies a reasonable commencement date therefor, Tenant shall not commence any work prior to such date. Tenant hereby indemnifies and agrees to hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant. If permitted alterations, changes, or additions are made, they shall be made at Tenant's sole cost and expense and shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant given at the time of approval of such work, require Tenant at Tenant's expense to remove all partitions, counters, railings and the like installed by

Tenant (excluding the Tenant Improvements as defined below), and to repair any damages to the Premises caused by such removal. With regard to repairs, alterations or any other work (excluding the Tenant Improvements) arising from or related to this Article 9 which Tenant requests Landlord to complete, Landlord shall be entitled to receive an administrative/supervision fee of fifteen percent (15%) of the total cost of all (i) work performed; (ii) materials, plans and drawings furnished; and (iii) all other costs and expenses related to such repairs, alterations or other work.

     On a one-time only basis in accordance with that certain space plan dated December 13, 1995, prepared by Pace Compumetrics and agreed to by Landlord and Tenant, Landlord shall construct the tenant improvements to the Premises set forth on such plan ("Tenant Improvements"). Landlord shall provide on behalf of, or to the account of, Tenant a tenant improvement allowance of Ten Dollars and Fifty Cents ($10.50) for each useable square foot of space in the Premises ("Tenant Improvement Allowance"), for a total of $62,055.00. The Tenant Improvement Allowance shall be used for the construction of the Tenant Improvements, including space planning (but excluding preliminary space planning which shall be at Landlord's cost and expense), working drawings, mechanical, electrical and plumbing drawings, architect fees, contractors, permits, construction supervision fees, and "soft construction costs", including built-in furniture, a telephone and data cabling system, and moving costs for professional movers. Landlord shall receive a five percent (5%) construction supervision fee in connection with the construction of the Tenant Improvements, which fee shall be a part of the Tenant Improvement Allowance. Except as otherwise provided herein, in no event shall Landlord be obligated to make disbursements or the Tenant Improvements in a total amount which exceeds the Tenant Improvement Allowance ("Excess Costs"), provided, however, that Landlord shall pay up to Three Dollars ($3.00) for each usable square foot of space in the Premises towards the Excess Costs and Tenant agrees to pay an additional amount above Landlord's agreed upon limit of Three Dollars ($3.00) a usable square foot needed to complete the Tenant Improvements prior to Landlord beginning construction of the Tenant Improvements; provided, further, however, that if, at Tenant's option, Landlord shall initially pay for up to Three Dollars ($3.00) a usable square foot of such Excess Costs, then Tenant shall pay as Additional Rent due under this Lease an amount equal to Two Cents ($.02) a month for each rentable square foot of space in the Premises for each One Dollar ($1.00) of Excess Costs paid by Landlord on Tenant's behalf. Landlord's payment of any Excess Costs shall be referred to herein as the "Loan". Tenant shall have the right to have the cost of the Tenant Improvements competitively bid by one
(1) contractor of Tenant's choosing who is also reasonably acceptable by Landlord and approved, or approvable, to do work in the Project. Landlord shall oversee the competitive bid process and shall be the party to reconcile any such competitive bid. After reconciliation, Landlord and Tenant shall accept the most reasonable lowest bid. In the event Tenant does not use the entire Tenant Improvement Allowance for the initial Tenant Improvements, said remaining amount shall be credited to Tenant only for future tenant improvements agreed to by Landlord and Tenant during the Lease term.

     As part of, or in addition to, the Tenant Improvements to be constructed by Landlord, Tenant shall have the right (but not the obligation) to install at Tenant's sole cost and expense, subject to the Tenant Improvement Allowance up to two and one-half (2-1/2) tons of plenummounted twenty-four (24) hour HVAC unit(s) within the Premises. Notwithstanding Article 11 below, Tenant shall also pay for any required metering system for such unit(s) and shall pay for any and all utility charges to operate the unit(s).

     Notwithstanding anything to the contrary contained in this Lease, the contractor(s) and subcontractors constructing the Tenant Improvements shall receive free on-site parking during construction of the Tenant Improvements, and Tenant shall not be charged for the use of freight elevators, loading docks, utilities or temporary HVAC during the construction of the Tenant Improvements.

ARTICLE 10 - Liens
- ------------------

     Tenant shall keep the Premises and the Project free from any mechanics' liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such claim or action. Before commencing any work of alteration, addition or improvement (other than the Tenant Improvements) to the Premises, Tenant shall give Landlord at least ten
(10) business days' written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility). In the event that there shall be recorded against the Premises or the Project or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed or discharged within ten (10) days of filing, Landlord shall have the right but not the obligation to pay and discharge said lien without regard to whether such lien shall be lawful or correct or to require that Tenant deposit with Landlord in cash, lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys' fees incurred by Landlord, and shall remit the balance thereof to Tenant.

ARTICLE 11 - Project Services
- -----------------------------

     (a) Landlord agrees to furnish to the Premises, at a cost to be included in Operating Costs, from 8:00 a.m. to 6:00 p.m. Mondays through Fridays and 9:00 a.m. to 1:00 p.m. on Saturdays, excepting local and national holidays, air conditioning and heat, electric current for normal lighting and fractional horsepower for office machines, elevator service and water on the same floor as the Premises, for lavatory and drinking purposes, all in such reasonable quantities as in the judgment of Landlord is reasonably necessary for the comfortable occupancy of the Premises and otherwise consistent with the amounts furnished by landlords of similar office buildings in West Los Angeles. Janitorial and maintenance services shall be furnished five (5) days a week, excepting local and national holidays. Tenant shall comply with all non-discriminatory rules and regulations which Landlord may reasonably establish for the proper functioning and protection of the common area air conditioning, heating, elevator, electrical intrabuilding network cable and plumbing systems. Landlord shall enforce said rules and regulations on a non-discriminatory basis. Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause. Except as specifically provided in this Article 11, Tenant agrees to pay for all utilities and other services utilized by Tenant for all overtime or additional building services furnished to Tenant not uniformly furnished to all tenants of the Project at Landlord's actual expense.

     (b) Tenant will not, without the prior written consent of Landlord, use any apparatus or device in the Premises, including without limitation electronic data processing machines, computer or video equipment or other machines or equipment, using current in excess of 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises), for the purpose of using electric current or water. Nothing contained in this subsection (b) is intended to restrict Tenant from using equipment and other machines which are deemed to be standard in first-class office buildings in West Los Angeles.

     (c) If Tenant shall require electric current in excess of that which Landlord is obligated to furnish under Article 11(a) and (b) above, Tenant shall first obtain the written consent of Landlord, which Landlord may refuse in its reasonable discretion, to the use thereof and Landlord may cause an electric current meter to be installed in the Premises to measure the amount of electric current consumed for any such other use. The cost of any such meter and of installation, maintenance and repair thereof shall be paid for by Tenant so long as such consumption by Tenant is in excess of that uniformly furnished to all tenants at Landlord's expense, and Tenant agrees to pay to Landlord, promptly upon demand therefor by Landlord, for all such excess electric current consumed by any such use as shown by said meter at the rates charged for such service by the City in which the Project is located or the local Public Utility, as the case may be, furnishing the same, plus any additional expense incurred by Landlord in keeping account of the electric current so consumed.

     (d) If any lights, machines or equipment (including but not limited to computers) are used by Tenant in the Premises in amounts beyond the standard found in first-class office buildings in West Los Angeles and which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual fractional horsepower office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord shall not be liable under any circumstances for loss of or injury to properly, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing, [unless such failure was within Landlord's actual control to prevent.]

     (e) If Tenant requires heating, ventilation and/or air conditioning during times other than the times provided in Article 11(a) above, Tenant shall give Landlord such advance notice as Landlord shall reasonably require and shall pay Landlord's actual cost for the use of such equipment with a two (2) hour minimum, provided, however, the cost for the use of such equipment shall not exceed, during the Lease tenn, Sixty-Five Dollars ($65.00) for each hour.

     (f) Landlord, at its sole cost and expense, shall hire a security service company for the Project, which company shall also provide after-hours escort service to the Project's parking structure for Tenant's employees and visitors. Landlord makes no representations as to the type and level of security or quality of the company's employees. Tenant specifically agrees that the security is for the Project and is not a full-time service to guard the parking structure or the Premises.

     (g) In the event that Tenant is prevented from using the Premises or any portion thereof as a result of any failure of Landlord to provide utilities, services or access to the Premises or the Project, or there exists a hazardous material in the Premises (not brought into the Premises by Tenant or any party under Tenant's control, including employees, invitees, customers and the like) which by law prevents Tenant from using the Premises, then Tenant shall promptly give Landlord notice thereof ("Tenant's Notice"). Notwithstanding anything to the contrary contained in this Lease, in the event that Tenant is prevented from using the Premises or any portion thereof as a result of such a failure for a period of five (5) consecutive business days following the date Landlord receives Tenant's Notice ("Notice Date"), all of Tenant's rents (and escalations thereto) shall be abated or reduced, as the case may be, in the proportion that the rentable area of the portion of the Premises that the Tenant is prevented from using bears to the total rentable area of the Premises, during the period after the Notice Date that Tenant is prevented from conducting its business from the Premises or portion of the Premises. However, in the event that Tenant is prevented from conducting its business in any portion of the Premises and the remaining portion of the Premises is not sufficient to allow Tenant to efficiently conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then all of the rents for the entire Premises shall be abated during said period. Provided, however, that if Tenant is prevented from using the Premises and Tenant reoccupies and conducts its business from any portion of the Premises during such period, the rents allocable to such reoccupied portion, based upon the proportion which the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operation commences.

ARTICLE 12 - Rights of Landlord
- -------------------------------

     Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of cleaning the Premises, examining or inspecting the same, serving or posting and keeping posted thereon notices as provided by law, or which Landlord deems necessary for the protection of Landlord or the Property, showing the same to prospective tenants or purchasers of the Project, in the case of an emergency, and for making such alterations, repairs, improvements or additions to the Premises or to the Project as Landlord may deem necessary or desirable. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or may enter forcibly, only in the case of an emergency, without liability to Tenant except for any failure to exercise due care for Tenant's property, and without affecting this Lease. Any such entry by Landlord shall be conducted at such times as is reasonably necessary under the circumstances to cause the least amount of disruption to Tenant's business.

ARTICLE 13 - Indemnity; Exemption of Landlord from Liability
- ------------------------------------------------------------

     (a) INDEMNITY. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims arising from Tenant's use of the Premises or the Project (including Tenant's Signage rights set forth in Article 34) or from the conduct of its business or from any activity, work or thing which may be permitted or suffered by Tenant in or about the Premises or the Project and shall further indemnify, defend and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease or arising from any negligence of Tenant or any of its agents, contractors, employees or invitees, patrons or customers in or about the Project and from any and all costs, attorneys' fees, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, excepting where the damage is caused by the gross negligence or willful misconduct of Landlord and is not covered by Tenant's insurance.

     (b) EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for injury to Tenant's business, or loss of income therefrom, or for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances,. plumbing, air conditioning, light fixtures, or mechanical or electrical systems or from intrabuilding network cable, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources or places and regardless of whether the cause of such damage or injury or the means or repairing the same is inaccessible to Tenant, except in connection with damage or injury resulting from the gross negligence or willful misconduct of Landlord, or its authorized agents. Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant of the building.

ARTICLE 14 - Insurance
- ----------------------

     (a) TENANT'S INSURANCE. Tenant, shall at all times during the term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage: (i) Commercial General Liability Insurance with a combined single limit for bodily injury and property damages of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the annual aggregate, including products liability coverage if applicable, covering the insuring provisions of this Lease and the performance of Tenant of the indemnity and exemption of Landlord from liability agreements set forth in Article 13 hereof; (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all equipment, fixtures and furniture installed by or at the expense of Tenant; and
(iii) insurance for all telecommunications equipment and intrabuilding network for which Tenant is responsible. Tenant shall carry and maintain during the entire Lease term (including any option periods, if applicable), at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 14 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably required by Landlord, so long as such requirement is consistent with the requirements of other landlords of first-class office buildings in West Los Angeles, or required by Landlord's lender.

     (b) FORM OF POLICIES. The aforementioned minimum limits of policies and Tenant's procurement and maintenance thereof shall in no event limit the liability of Tenant hereunder. Such insurance shall name Landlord and such other persons or firms with insurable interests, as Landlord specifies from time to time, as additional insureds' with an appropriate endorsement to the policy(s) and shall be with companies having a rating of not less than A-VIII in Best's Insurance Guide. Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be endorsed to agree that Tenant's policy is primary and that any insurance covered by Landlord is excess and not contributing with any Tenant insurance requirement hereunder. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest from the date such sums are extended. Tenant shall have the right to provide such insurance coverage, pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

     (c) LANDLORD'S INSURANCE. Landlord shall, as a cost to be included in Operating Costs, procure and maintain at all times during the term of this Lease, a policy or policies of insurance covering loss or damage to the Project (including the Tenant Improvements, but excluding Tenant's personal property, equipment, fixtures, and the like) in the amount of the full replacement costs without deduction for depreciation thereof (exclusive of Tenant's trade fixtures, inventory, personal property and equipment); providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on building. Additionally, Landlord may (but shall not be required to) carry: (i) Bodily Injury and Property Damage Liability Insurance and/or Excess Liability Coverage Insurance; and (ii) Earthquake and/or Flood Damage Insurance; and (iii) Rental Income Insurance at its election or if required by its lender from time to time during the term hereof, in such amounts and with such limits as Landlord or its lender may deem appropriate. The costs of such insurance shall be included in Operating Costs.

     (d) WAIVER OF SUBROGATION. Tenant releases Landlord (and its respective authorized representatives) and Landlord releases Tenant (and its respective authorized representatives) from any claims for damage to any person or the Premises, and to the fixtures, personal property, improvements, and alterations of either Landlord or Tenant, in or on the Premises, and the Project, that are caused by or result from risks insured against under any insurance policies carried by either Tenant or Landlord and in force at the time of any such damage.

     (e) COMPLIANCE WITH LAW. Tenant agrees that it will not, at any time, during the term of this Lease, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase the insurance rates upon the Project. Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire that may be charged during the term of this Lease on the amount of insurance to be carried by Landlord on the Project resulting from the foregoing, or from Tenant doing any act in or about said Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which constitutes an overload of electrical lines of the Premises, Tenant shall at its own cost and expense in accordance with all other Lease provisions, and subject to the provisions of Article 9, 10 and 11, hereof, make whatever changes are necessary to comply with requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading. Tenant shall, at its own expense, comply with all requirements of the insurance authority having jurisdiction over the Project necessary for the maintenance of reasonable fire and extended coverage insurance for the Premises, including without limitation thereto, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

ARTICLE 15 - Assignment and Subletting
- --------------------------------------

     Tenant shall have no power to, either voluntarily, involuntarily, by operation of law or otherwise, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied by anyone other than Tenant or Tenant's employees without the prior written consent of Landlord which consent shall not be unreasonably withheld. If Tenant is a corporation, unincorporated association or partnership, the sale, assignment, transfer or hypothecation of any class of stock or other ownership interest in such corporation, association or partnership in excess of twenty-five percent (25%) in the aggregate ("Internal Transfer") shall meet the transfer provisions of Subsection (g) below, but Tenant shall not be required to pay any of the review, processing or attorney's fees set forth below. The foregoing notwithstanding, Landlord shall have no right of consent or approval, of any kind, in connection with the issuance, sale, transfer, assignment, or hypothecation of securities and/or assets by Tenant for which filings are required to be made with federal or state agencies, including by way of illustration, but not limitation, the Securities and Exchange Commission or the California Commissioner of Corporations. Subject to the foregoing, Tenant may transfer its interest pursuant to this Lease only upon the following express conditions:

     (a) That the proposed transferee shall be subject to the prior written consent of Landlord, which consent will not be unreasonably withheld (it being agreed that if Landlord does not respond within ten (10) business days from a written request for sublease or assignment, such refusal to respond shall be deemed an approval by Landlord to such assignment or sublease) but, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if:

          (i)   The use to be made of the Premises by the proposed transferee is
(a) not generally consistent with the character and nature of all other tenancies in the Project, or (b) a use which conflicts with any so-called "exclusive" then in favor of, or for any use which is the same as that stated in any percentage Lease to, another tenant of the Project or any of Landlord's then buildings which are in the same complex as the Project, or (c) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect); or

          (ii) The financial responsibility of the proposed transferee is not reasonably satisfactory to Landlord or in any event not at least equal to those which were possessed by Tenant as of the date of execution of this Lease;

     (b) That Tenant shall pay to Landlord Landlord's then standard processing fee, review fee and attorneys' fees up to the sum of One Thousand Dollars ($1,000.00);

     (c) That the proposed transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease (provided, however, this Subparagraph (c) shall not be deemed to apply to the economic business terms of the transfer between Tenant and such transferee);

     (d) That an executed duplicate original of said assignment and assumption agreement or other transfer on Landlord's then standard form, shall be delivered to Landlord within five days after the execution thereof, and that such transfer shall not be binding upon Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord's consent thereto. It shall be a condition to Landlord's consent to any subleasing, assignment or other transfer of part or all of Tenant's interest in the Premises (hereinafter referred to as a "Transfer") that (i) upon Landlord's consent to any Transfer, Tenant shall pay and continue to pay one-half (1/2) of any "Transfer Premium" (defined below), received by Tenant from the transferee; provided, however, Tenant shall have the right to sublease up to twenty percent (20%) of the Premises to individual users without sharing of the Transfer Premium; (ii) any sublessee of part or all of Tenant's interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease following the expiration of any grace or cure period, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (iii) any such Transfer and consent shall be effected on reasonable forms, supplied or approved by Landlord and/or its legal counsel; and (iv) Landlord may require that Tenant not then be in default following the expiration of any grace or cure period hereunder in any respect. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by a transferee in connection with a Transfer in excess of the rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer and if such Transfer is less than all of the Premises, the Transfer Premium shall be calculated on a rentable square foot basis. The Transfer Premium shall be calculated after deducting the reasonable expenses incurred by Tenant for any reasonable Tenant improvements (reasonably approved by Landlord), legal fees, rent concessions and brokerage commissions in connection with the

Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by a transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to transferee in connection with such Transfer. If Landlord consents to a requested assignment or sublease, Tenant hereby agrees that (i) it shall thereupon be deemed, automatically and irrevocably to have assigned to Landlord as additional security for the performance and observance of Tenant's obligations and covenants under this Lease, all rent or other sums received or to be received by Tenant in connection therewith and (ii) Landlord as assignee and as attorney-in-fact of Tenant, or a receiver for Tenant whether or not appointed on Landlord's application, may collect such rent or other sums and apply the same toward Tenant's obligations under this Lease. Notwithstanding the foregoing, Tenant shall have the right to collect such rent and other sums unless and until Tenant commits any act of default hereunder following the expiration of any grace or cure period. Tenant hereby agrees and acknowledges that the above conditions imposed upon the granting of Landlord's consent to any proposed Transfer by Tenant are reasonable. Any sale assignment, hypothecation, transfer or subletting of this Lease which is not in compliance with the provisions of this
Article 15 shall be void. In no event shall the consent by Landlord to an assignment or subletting be construed as relieving Tenant, any assignee, or sublessee from obtaining the express written consent of Landlord to any further assignment or subletting, or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor. No collection or acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver of any provision of this
Article 15 on the acceptance of any assignee or subtenant hereunder, or a release of Tenant (or of any successor of Tenant or any subtenant holding theretofore or thereafter accruing). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent under this Article 15 or otherwise has breached or acted unreasonably under this Article 15, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee;

     (e) Tenant shall not enter into any sublease or assignment in which any of the following is applicable:

          (i) The determination of the amount of rent is expressed in whole or in part as a percentage of the income or profits derived by the tenant or subtenant or assignee from the space Leased (other than an amount based on a fixed percentage or percentages of gross receipts or gross sales);

     (f) In any sublease or assignment in which the amount of rent is determined in whole or in part by reference to the gross sales or receipts of the subtenant or assignee such sublease or assignment shall contain a provision which prohibits subleasing or assigning or if subleasing or assigning is permitted it shall prohibit the tenant or any successor in interest from subleasing all or any portion of its Leasehold interest for an amount of rent determined in whole or in part from the income or profits derived by any person from such interest (other than an amount based in a fixed percentage or percentages of receipts or sales); provided, however, Tenant shall have the right to sublease up to twenty percent (20%) of the Premises to individual users without sharing of the Transfer Premium.

     (g)  Notwithstanding anything to the contrary contained in this Article 15,
(i) an Internal Transfer, (ii) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant) ("Permitted Transferees"), or a subletting or assignment of all of the premises to a purchaser of all or substantially all of the assets of Tenant or a Permitted Transferee, or (iii) a transfer, by law or otherwise, in connection with the merger, consolidation or other corporate reorganization of Tenant or a Permitted Transferee, shall not be deemed a Transfer requiring payment of a Transfer Premium under this Article 15, but Tenant shall still be required to obtain Landlord's written consent and approval of such transfer; provided, however, Landlord shall only be able to disapprove of such transfer under 15(a)(i) above, or if the transfer would result in either Tenant or the Permitted Transferee having a net worth less than that of Tenant on the date this Lease is executed (or in Landlord's reasonable business discretion the Permitted Transferee does not have the financial ability to meet the economic terms and conditions of the Lease); and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. "Control" as used in this Section 15(g) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, or ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.

ARTICLE 16 - Damage Or Destruction
- ----------------------------------

     If the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by and at the expense of the Landlord to the extent such insurance proceeds are available therefor and provided such repairs can, in Landlord's sole opinion, be completed within one hundred eighty (180) days after the occurrence of such damage becomes known to Landlord without the payment of overtime or other premiums, and until such repairs are completed rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business, provided that if the damaged portion renders the entire Premises unusable by Tenant, then rent shall be abated for the entire Premises (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less). If the damage is due to the fault or neglect of Tenant, its employees, guests, invitees and the like, there shall be no abatement of rent, and Tenant agrees to make a claim, in an expeditious manner, under its insurance policies for the cost of such damage or destruction, and to assign any such insurance proceeds from its insurance policies to Landlord. If repairs cannot, in Landlord's opinion, be completed within one hundred eighty (180) days, Landlord may, at its option, make them in a reasonable time and in such event this Lease shall continue in effect and the rent shall be abated, if at all, in the manner provided in this
Article 16; provided, however, that if repairs cannot be completed within one hundred eighty (180) days from commencement of construction, Tenant shall have the right after the expiration of such one hundred eighty (180) days to terminate this Lease upon thirty (30) days' written notice to Landlord.
Tenant's failure to so notify Landlord within such thirty (30) day period shall be deemed to constitute Tenant's waiver of its right to terminate this Lease.
In addition, Landlord may elect not to rebuild and/or restore the Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within thirty (30) days after Landlord receives notice of the date of damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. A total destruction of the Project shall automatically terminate this Lease. Except as provided in this Article, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind to Tenant's furniture, furnishings, fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932 and 1933 of the California Civil Code.

ARTICLE 17 - Subordination
- --------------------------

     This Lease is subject and subordinate to all ground or underlying Leases, mortgages and deeds of trust which affect the property or the Project, including all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor, holder or holders deem necessary or desirable for purposes thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Project or the property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof, provided, however, that Landlord obtains from the lender or other party in question a written undertaking in favor of Tenant to the effect that such lender or other party will not disturb Tenant's right of possession under this Lease if Tenant is not then or thereafter in breach following the expiration of any grace or cure period of any covenant or provision of this Lease; and Tenant agrees, within fifteen (15) days after Landlord's written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such mortgages, deed of trust, or leasehold estates. Tenant agrees not to assert against Landlord and hereby expressly waives any claims for interference with, or disturbance of Tenant's right of possession and/or breach of the covenant of quiet enjoyment by reason of the enforcement of any and all ground or underlying leases, mortgages and deeds of trust affecting the Project or the Premises and all renewals, modifications, consolidations, replacements and extensions thereof, whether or not the Lease is subordinate thereto. The foregoing notwithstanding, Landlord shall use its best efforts to obtain a Non-Disturbance and Attornment Agreement from any lienholders or mortgagees of the Project, whether currently existing or in the future. The Non-Disturbance and Attornment Agreement shall be in a form reasonably acceptable to Tenant and any lienholders or mortgagees.

ARTICLE 18 - Eminent Domain
- ---------------------------

     If the whole of the Premises or the Project or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, at Landlord's option. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures and one-half (1/2) of any leasehold bonus as it relates to the Premises belonging to Tenant and removable by Tenant at the expiration of the term hereof as provided hereunder or for the interruption of, or damage to, Tenant's business. In the event of a partial taking described in this Article 18, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent shall be apportioned according to the ratio that the part of the Premises remaining useable by Tenant bears to the total area of the Premises. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

ARTICLE 19 - Default
- --------------------

     Each of the following acts or omissions of Tenant or of any guarantor of Tenant's performance hereunder, or occurrences, shall constitute an "Event of Default":

     (a) Failure or refusal to pay Monthly Basic Rental, Additional Rent or any other amount to be paid by Tenant to Landlord hereunder within five (5) calendar days after notice that the same was not paid when due or payable hereunder; said five (5) day period shall be in lieu of, and not in addition to, the notice requirements pertaining to the unlawful detainer statutes;

     (b) Except as set forth in item (g) below, failure to perform or observe any other covenant or condition of this Lease to be performed or observed within thirty (30) days following written notice to Tenant of such failure; provided that if the nature of such default cannot reasonably be cured within thirty (30) days, Tenant shall not be in default if it commences such cure within such period and diligently proceeds with such cure and does cure within ninety (90) days. Such thirty (30) day notice shall also constitute any notice required under Section 1161 of the California Code of Civil Procedure;

     (c) Abandonment or vacating or failure to accept tender of possession of the Premises or any significant portion thereof, unless Tenant continues to pay Monthly Basic Rental and all other sums due hereunder.

     (d) The taking in execution or by similar process or law (other than by eminent domain) of the estate hereby created;

     (e) The filing by Tenant or any guarantor hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement for the appointment of a receiver of all or a portion of Tenant's property; the filing against Tenant or any guarantor hereunder of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within thirty (30) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the United States Bankruptcy laws, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor of this Lease;

     (f) Tenant's failure to cause to be released any mechanics liens filed against the Premises or the Project within twenty (20) days after the date the same shall have been filed or recorded; or

     (g) Tenant's failure to observe or perform according to the provisions of Articles 17 or 25 within fifteen (15) business days after notice from Landlord.

All defaults following the expiration of any applicable notice or grace period by Tenant of any covenant or condition of this Lease shall be deemed by the parties hereto to be material.

ARTICLE 20 - Remedies
- ---------------------

     (a)  In the event of a breach of or default under this Lease as provided in
Article 19 hereof, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by Section 1951.4 of the California Civil Code, and including without limitation, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant. If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to (i) the worth at the time of any unpaid rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term "rent" as used in this Article 20(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in items (i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in item (e), below, but in no case greater than the maximum amount of such interest permitted by law. As used in item (iii), above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If Landlord terminates this Lease or Tenant's right to possession, Landlord shall use reasonable efforts to mitigate Landlord's damages, and Tenant shall be entitled to submit proof of such failure to mitigate as a defense to Landlord's claims hereunder, if mitigation of damages by Landlord is required by applicable law. Further, Tenant shall be liable for all unamortized leasing commissions paid by or owing by Landlord arising from this Lease and extensions thereof.

     (b) Nothing in this Article 20 shall be deemed to affect Landlord's right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

     (c) Notwithstanding anything to the contrary set forth herein, Landlord's re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord shall enforce all of Landlord's rights and remedies hereunder including, without limitation, the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if Lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

     (d) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord's right to exercise any other right or remedy.

     (e) Any amount due from Tenant to Landlord hereunder which is not paid within five (5) days after Tenant's receipt of written notice that the same is due shall bear interest at the lower of 18% per annum or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition to such interest: (a) if Basic Rental is not paid within ten (10) days after the same is due, a late charge equal to ten percent (10%) of the amount overdue or $100, whichever is greater, shall be assessed and shall accrue for each calendar month or part thereof until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant's late payment and (b) an additional charge of $25 shall be assessed for any check given to Landlord by or on behalf of Tenant which is not honored by the drawee thereof; which damages include Landlord's additional administrative and other costs associated with such late payment and unsatisfied checks and the parties agree that it would be impracticable or extremely difficult to fix Landlord's actual damage in such event. Such charges for interest and late payments and unsatisfied checks are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord's rights or remedies under any other provision of this Lease.

     (f) Tenant shall be liable for any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's default following the expiration of any applicable cure or notice period under this Lease, or which in the ordinary cause of things would be likely to result therefrom.

ARTICLE 21 - Transfer of Landlord's Interest
- --------------------------------------------

     In the event of any transfer or termination of Landlord's interest in the Premises or the Project by sell, assignments, transfer, foreclosure, deed-in-lieu of foreclosure or otherwise whether voluntary or involuntary, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord which accrue from and after the date of such transfer or termination, including furthermore without limitation the obligation of Landlord under Article 4 and California Civil Code 1950.7 above to return the security deposit, provided said security deposit is transferred to said assignee. Tenant expressly waives and releases its rights with regard to its security deposit pursuant to the provision of California Civil Code 1950.7 or any substitute or successor statute to the extent the same could be asserted by Tenant against Landlord.

ARTICLE 22 - Broker
- -------------------

     In connection with this Lease, Landlord and Tenant each warrant and represent that it has had dealings only with firm(s) set forth in Article 1.H. of the Basic Lease Provisions and that it knows of no other person or entity who is or might be entitled to a commission, finder's fee or other like payment in connection herewith and each does hereby indemnify and agree to hold the other, its agents, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns harmless from and against any and all loss, liability and expenses that such party may incur should such warranty and representation prove incorrect, inaccurate or false.

ARTICLE 23 - Parking
- --------------------

     Tenant shall have the right but not the obligation to rent up to the number of parking passes set forth in Article 1.I. of Basic Lease Provisions. The initial parking rates are set forth in Article 1.J. of the Basic Lease Provisions. Such parking shall be available upon terms and conditions to be established from time to time by Landlord or Landlord's operator of such parking facilities, but Landlord does not warrant or represent that the parking will continue to be available if Tenant does not rent the same continuously from the commencement of the term of this Lease. Tenant agrees that it shall be liable for and pay for any and all parking taxes imposed in connection with such parking.

ARTICLE 24 - Waiver
- -------------------

     No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. No provision of this Lease may be waived by Landlord, except by an instrument in writing executed by Landlord. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord's right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord's rights.

ARTICLE 25 - Estoppel Certificate
- ---------------------------------

     Tenant shall, at any time and from time to time, upon not less than fifteen
(15) days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying the following information, (but not limited to the following information in the event further information is requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rental and other charges are paid in advance, if any; (iii) the amount of Tenant's security deposit, if any; and (iv) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Real Property. Tenant's failure upon Landlord's reasonable request to deliver such statement within such time shall, at the option of Landlord, constitute a default under this Lease. Furthermore, Tenant's failure to deliver such statement within such time shall constitute an admission by Tenant that all statements contained therein are true and correct. Tenant agrees to execute all documents required in accordance with this Article 25 within fifteen (15) days after delivery of said documents.

ARTICLE 26 - Liability Of Landlord
- ----------------------------------

     Tenant agrees to look solely to Landlord's interest in the Project and the Premises, if any, for the satisfaction of any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim cause of action, obligation, contractual statutory or otherwise by Tenant against Landlord concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and condition or any obligations, contractual, statutory, or otherwise set forth herein, and no other property or assets of Landlord, or any officer, director, shareholder, partner, trustee, agent, servant or employee of Landlord (the "Representative") shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, Landlord's obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant's use or occupancy of the Premises. Tenant further understands that any liability, duty or obligation of Landlord to Tenant, shall no longer accrue as of the date that Landlord or any of the Representatives no longer have any right, title or interest in or to the Project, and shall automatically cease if another entity has agreed to assume such liabilities through a written assignment and assumption agreement.

ARTICLE 27 - Inability To Perform
- ---------------------------------

     This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of any stoppage due to strikes, lockouts, acts of God, or any other cause previously, or at such time, beyond the reasonable control or anticipation of Landlord (collectively, a "Force Majeure") and Landlord's obligations under this Lease shall be forgiven and suspended by any such Force Majeure, excepting, however, Landlord's obligations under the last sentence of Article 2 and Article 11(g).

ARTICLE 28 - Hazardous Waste
- ----------------------------

     (a) Tenant shall not cause or permit any Hazardous Material (as defined in Article 28(d) below) to be brought, kept or used in or about the Project by Tenant, its agents, employees, contractors, or invitees, excluding, however, customary office supplies, and equipment. Tenant indemnitees Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact or marketing of space in the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise during or after the term of this Lease as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by Tenant results in any contamination of the Project and subject to the provisions of Articles 9, 10 and 11, hereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant must be approved by the Landlord, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the

Project and so long as such actions do not materially interfere with the use and enjoyment of the Project by the other tenants thereof.

     (b) Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with Laws (as defined in Article 28(e) below) relating to Hazardous Material which are not the responsibility of Landlord or the responsibility of Tenant, including the following: (i) Hazardous Material present in the soil or ground water on the project of which Landlord has no knowledge as of the effective date of this Lease: (ii) a change in Laws which relate to Hazardous Material which make that Hazardous Material which is present on the Property as of the effective date of his Lease, whether known or unknown to Landlord, a violation of such new Laws: (iii) Hazardous Material that migrates, flows, percolates, diffuses, or in any way moves on to, or under the Project after the effective date of this Lease; or Hazardous Material present on or under the Project as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Product by other lessees of the Project or their agents, employees, contractors, or invitees, or by others. Accordingly, Landlord and Tenant agree that the cost of complying with Laws relating to Hazardous Material on the Project for which Landlord is legally liable and which are paid or incurred by Landlord shall not be an Operating Cost.

     (c) it shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer if (i) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed Transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Transferee's actions or use of the property in question; or
(iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

     (d) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term Hazardous Material" includes, without limitation, any material or substance which is (i) defined as "Hazardous Waste," "Extremely Hazardous Waste," or "Restricted Hazardous Waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "Hazardous Substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "Hazardous Material," "Hazardous Substance," or "Hazardous Waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "Hazardous Substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under
Article 9 or defined as Hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20,
(viii) designated as a Hazardous Substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. & 1317), (ix) defined as a "Hazardous Waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. & 6901 et seq. (42 U.S.C. & 6903), or (x) defined as a "Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. & 9601 et seq. (42 U.S.C. & 9601).

     (e) As used herein, the term "Laws" mean any applicable federal, state or local laws, ordinances, or regulations relating to any Hazardous Material affecting the Project, including, without limitation, the laws, ordinances, and regulations referred to in Article 28 (d) above.

ARTICLE 29 - Surrender of Premises; Removal of Property
- -------------------------------------------------------

     (a) The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination hereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

     (b) Upon the expiration of the term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the same are now and hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its own expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it, and Tenant shall repair all damage to the Premises resulting from the installation and removal of such items to be removed.

     (c) Whenever Landlord shall reenter the Premises as provided in Article 20 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's default), as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice or to demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorneys' fees for services rendered; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

     (d) All fixtures, equipment, alterations, additions, improvements and/or appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord or Tenant and whether at the expense of Landlord or Tenant, or of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the term unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord pursuant to the provisions of Article 9, above. Such fixtures, equipment, Tenant Improvements, alterations, additions, improvements and/or appurtenances shall include but not be limited to: all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, electrical systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations. Notwithstanding the foregoing, Tenant shall have the right to remove any non-permanently affixed alterations or free-standing improvements made and paid by Tenant, so long as Tenant repairs any damage to the Premises caused by such removal.

ARTICLE 30 - Miscellaneous
- --------------------------

     (a) SEVERABILITY; ENTIRE AGREEMENT. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof any such other provisions shall remain in full force and effect. This Lease and the Exhibits and any Addendum attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or supplemented except by an agreement in writing signed by the parties hereto or their successor in interest. This Lease shall be governed by and construed in accordance with the laws of the State of California.

     (b)  ATTORNEYS' FEES.

          (i) In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees in such suit and such attorneys' fees shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

          (ii) Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof and from all costs and expenses, including reasonable attorneys' fees incurred by Landlord in collection with such litigation.

          (iii) When legal services are rendered by an attorney at law who is an employee of a party, shall be determined as to amount, including overhead, by consideration of the same factors, including but not limited by, the importance of the matter, time applied, difficulty and results, as are considered when an attorney not in the employ of a party is engaged to render such service.

     (c) TIME OF ESSENCE. Each of Tenant's covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease.

     (d) HEADINGS. The article headings contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms "Landlord" and "Tenant" as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms or corporations of which Tenant may be composed.

     (e) RESERVED AREA. Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the project thereabove have not been demised hereby and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, under or above the Premises in locations which will not materially interfere with Tenant's use of the Premises and serving other parts of the Project are hereby excepted and reserved unto Landlord.

     (f) NO OPTION. The submission of this Lease by Landlord, its agent or representative for examination or execution by Tenant does not constitute an option or offer to Lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease shall only become effective upon the execution hereof by Landlord and delivery of a fully executed counterpart hereof to Tenant.

     (g) USE OF PROJECT NAME; IMPROVEMENTS. Tenant shall not be allowed to use the name, picture or representation of the Project, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant's address) without the prior written consent of Landlord. In the event that Landlord undertakes any additional improvements on the real property including but not limited to new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant's business caused thereby and rental hereunder shall only be abated to the extent that such interference materially interferes with Tenant's business.

     (h) RULES AND REGULATIONS. Tenant shall observe faithfully and comply strictly with the Rules and Regulations attached to this Lease and made a part hereof, and such other Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Project, the facilities thereof, or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any Lease by any other tenant in the Project. A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of the Rule or Regulation for this Tenant.

     (i) QUIET POSSESSION. Upon Tenant's paying the Basic Rent, Additional Rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

     (j) RENT. All payments required to be made hereunder shall be deemed to be rent, whether or not described as such.

     (k) SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 15 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     (l) NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by facsimile, personal service, first-class mail, or registered or certified mail, return receipt requested, addressed to Tenant at the Premises with a copy via U.S. Mail, to Robert Thau, Esq., Rosenfeld, Meyer & Susman at 9601 Wilshire Boulevard, 5th Floor, Beverly Hills, California 90210 (provided, however, a notice shall not be ineffective because a copy was not sent to Robert Thau, Esq., or any other designated copy recipient), or to Landlord at the address of the place from time to time established for the payment of rent and which shall be effective upon proof of delivery. Either party may by notice to the other specify a different address for notice purposes except that, upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter designated by notice from Landlord to Tenant. Any notices sent by Landlord regarding or relating to eviction procedures, including without limitation Three Day Notices, may be sent by regular mail.

     (m) PERSISTENT DELINQUENCIES. In the event that Tenant shall be delinquent by more than fifteen (15) days in the payment of rent on three (3) separate occasions in any twelve (12) month period, Landlord shall have the right to require Tenant to deposit (and maintain) three (3) months' rent in advance to be used as security for future rental payments due hereunder and may be applied by Landlord for the payment of Monthly Basic Rental and other sums as the same become due hereunder.

     (n) RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent, except as otherwise provided in this Lease. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable period of notice set forth in this Lease, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the rate of ten percent (10%) per annum from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

     (o)  ACCESS, CHANGES IN PROJECT, FACILITIES, NAME.

          (i) Every part of the Project except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

          (ii) Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, bearing columns and ceilings of the Premises.

          (iii) Landlord reserves the right, without incurring any liability to Tenant therefor, to make such reasonable changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deemed necessary or desirable.

          (iv) Landlord may adopt any name for the Project and Landlord reserves the right to change the name or address of the Building at any time.

     (p) CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a corporation, said corporation and each individual executing this Lease on behalf of said corporation covenants that Tenant shall provide to Landlord a copy of such resolution of the Board of Directors authorizing the execution of this Lease on behalf of such corporation, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation.

     (q)  IDENTIFICATION OF TENANT.

          (a) If more than one person executes this Lease as Tenant, (i) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (ii) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally, and (iii) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

     (r) SUBSTITUTE PREMISES. Provided Landlord shall have a full floor tenant for the fifth (5th) floor of the Project, then Landlord shall have the right at any time during the term hereof, upon giving Tenant not less than one hundred twenty (120) days prior notice, to provide and furnish Tenant with space elsewhere in the Project of the same size or greater and reasonably similar tenant improvements as the Premises, and remove and place Tenant in such space. Landlord shall pay all verified costs and expenses incurred as a result of such removal and relocation of Tenant, including without limitation the cost of replacing Tenant's existing supply of stationary and business cards and relocation of all of Tenant's telephone and communications equipment. Should Tenant refuse to permit Landlord to move Tenant to such new space at the end of said one hundred twenty (120) day period, Landlord or Tenant shall have the right to cancel and terminate this Lease, subject to the cancellation provisions set forth in Article 35, below, and Tenant's prospective obligations hereunder effective ninety (90) days after the date of Landlord's original notification to Tenant of its intent to relocate Tenant. If Landlord moves Tenant to such new space, this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect and shall be deemed applicable to such new space and such new space shall thereafter be deemed to be the "Premises" as though Landlord and Tenant had entered into an express written amendment of this lease with respect thereto.

     (s) BUILDING CODES. After the Tenant Improvements have been completed, any and all costs attributable to or related to the applicable building codes of the city in which the Project is located (or any other authority having jurisdiction over the Project) arising from Tenants plans, specifications, improvements, alterations or otherwise (other than the Tenant Improvements) shall be paid by Tenant at its sole cost and expense.

     (t) EXHIBITS AND ADDENDUM. The Exhibits and Addendum, if applicable, attached hereto are incorporated herein by this reference as if fully set forth herein.

ARTICLE 31 - Option to Renew
- ----------------------------

     (a) OPTION RIGHT. Landlord hereby grants the Tenant named in this Lease and any Permitted Transferees (the "Original Tenant") one (1) option to extend the Lease term for a period of five (5) years an ("Option Term"), which option shall be exercisable only by written notice delivered by Tenant to Landlord set forth below. The rights contained in this Article 31 shall be personal to the Original Tenant and may only be exercised by the Original Tenant and any Permitted Transferees (and not any assignee, sublessee or other transferee of the Original Tenant's interest in this Lease, excepting a Permitted Transferee) if the Original Tenant occupies at least fifty-one percent (51%) of the entire Premises.

     (b) OPTION RENT. The rent payable by Tenant during the Option Term ("Option Rent") shall be equal to one hundred percent (100%) of the "Market Rent" (defined below). "Market Rent" shall mean the applicable monthly basic rent, including all escalations, direct costs, additional rent and other charges, including rent concessions and tenant improvement allowances at which tenants, as of the commencement of the Option term, are leasing non-sublease, nonencumbered, non-equity, space comparable in size, location and quality to the Premises for a term of five (5) years which comparable space is located in office buildings comparable to the Project in the West Los Angeles area of Los Angeles, California.

     (c) EXERCISE OF OPTIONS. The Option shall be exercised by Tenant only in the following manner: (i) Tenant shall not be in default following the expiration of any applicable notice or cure period on the delivery date of the notice to exercise the Option; (ii) Tenant shall deliver written notice to Landlord not more than ten (10) months nor less than nine (9) months prior to the expiration of the Lease term, stating that Tenant is interested in exercising the Option, (iii) within five (5) business days of Landlord's receipt of Tenant's written notice, Landlord shall deliver notice ("Option Rent Notice") to Tenant setting forth the Option Rent; and (iv) if Tenant desires to exercise such Option, Tenant shall provide Landlord written notice within thirty (30) calendar days after receipt of the Option Rent Notice ("Tenant's Acceptance").

     (d) DETERMINATION OF MARKET RENT. If Tenant timely and appropriately objects to the Market Rent in Tenant's Acceptance, Landlord and Tenant shall attempt to agree upon the Market Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) calendar days following Tenant's Acceptance ("Outside Agreement Date"), then each party shall make a separate determination of the Market Rent which shall be submitted to arbitration in accordance with the following items (i) through (vii):

          (i) Landlord and Tenant shall each appoint one arbitrator who shall by profession be a current real estate broker or appraiser of commercial high-rise properties in the immediate vicinity of the Project, and who has been active in such field over the last five (5) years. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of item (b), above.

          (ii) The two arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

          (iii) The three arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rent, and shall notify Landlord and Tenant thereof.

          (iv) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

          (v) If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

          (vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this item (d).

          (vii) The cost of arbitration shall be paid by Landlord and Tenant equally.

ARTICLE 32 - Right of First Offer/Right of First Refusal
- --------------------------------------------------------

     (a) RIGHT OF FIRST OFFER. From and after the sixteenth (16th) month of the Commencement Date, and provided Tenant is not, in default following the expiration of any applicable notice or cure period under this Lease, then Landlord grants to the Original Tenant

(and any Permitted Transferees) a right of first offer on any space which becomes available for lease and which is contiguous to the Premises ("First Offer Space"), subject to any rights of renewal or expansion of existing Tenants in the Project executing leases with Landlord prior to the date of this Lease. Tenant's right of first offer shall be on the terms and conditions set forth in this Article.

          (i) Procedure for Offer. Landlord shall from time to time during the initial Lease term, notify Tenant in writing of the availability to lease space contiguous to the Premises which notice shall set forth the rental rate therefore in accordance with Article 32(a)(iii) below ("First Offer Rent"). Within five (5) business days following such notice, Tenant shall notify Landlord in writing of its desire to lease such available space ("Notice").

          (ii) Procedure for Acceptance. In the event Tenant disputes the First Offer Rent applicable to the First Offer Space, Tenant shall concurrently notify Landlord of such dispute, along with the Notice, in which event the First Offer Rent shall be determined in accordance with the terms of Article 31(b) and
(d) above, of this Lease. If Tenant does not so notify Landlord within the five
(5) business day period, then Landlord shall be free to lease the space to anyone to whom Landlord desires on any terms Landlord desires, provided the amount is not less than five percent (5%) of the First Offer Rent.

          (iii) First Offer Rent. The rent payable by Tenant for the First Offer Space (the "First Offer Rent") shall be equal to one hundred percent (100%) of the then Market Rent.

          (iv) Construction in First Offer Space. Landlord and Tenant shall attempt to mutually agree on a tenant improvement allowance for such First Offer Space at the time the First Offer Space becomes available and Tenant receives the Notice in Article 32(a)(i) above.

          (v) Amendment to Lease. If Tenant timely exercises Tenant's right to lease the First Offer Space as set forth herein, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to this Lease for the First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Article 32. Tenant shall commence payment of rent for the First Offer Space and the term of the First Offer Space shall commence upon the date mutually agreed to by Landlord and Tenant ("First Offer Commencement Date") and shall terminate on the Expiration Date of this Lease.

          (vi) Termination of right of First Offer. The rights contained in this Article 32 shall be personal to the Original Tenant or any Permitted Transferee, and may only be exercised by the Original Tenant or any Permitted Transferee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant or any Permitted Transferee has not subleased fifty percent (50%) or more of the original Premises. Tenant shall not have the right to lease First Offer Space, as provided in this Article 32, or if, as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of the First Offer Space to Tenant, Tenant is in default following any applicable notice or cure period under this Lease.

     (b) RIGHT OF FIRST REFUSAL. During the first fifteen (15) months after the Commencement Date, and provided Tenant has not subleased fifty percent (50%) or more of the

Premises, Landlord hereby grants to the Original Tenant and any Permitted Transferee a right of first refusal with respect to all the available space on the fifth (5th) floor located in the Project other than the Premises ("First Refusal Space"). Tenant's right of first refusal shall be on the terms and conditions set forth in this Article 32(b).

          (i) Procedure for Offer. During the first fifteen (15) months after the Commencement Date, Landlord shall notify Tenant in writing, from time to time, of third party interest in available space on the fifth (5th) floor of the Project, along with the third party offer acceptable to Landlord ("First Refusal Notice").

          (ii) Procedure for Acceptance. If Tenant desires to exercise Tenant's right of first refusal with respect to all or a portion (but not less than 1,500 rentable square feet) of the space described in the First Refusal Notice, then within five (5) business days of delivery of the First Refusal Notice, Tenant shall deliver notice to Landlord of Tenant's intention to exercise its right of first refusal with respect to any portion of the available First Refusal Space on the same terms and conditions of this Lease (including the effective rental rate of $1.71 a rentable square foot and Subparagraph (iii) immediately below); provided, however, that if Tenant desires to take less than all of the First Refusal Space, the remaining space must be in a "commercially leasable configuration" or Tenant cannot exercise its right of first offer hereunder. Landlord shall have the right in its sole and absolute discretion to determine what constitutes a "commercially leasable configuration". If Tenant does not exercise its right of first refusal within such five (5) business day period, then Landlord may lease the First Refusal Space to such third party upon terms and conditions substantially similar to those set forth in the First Refusal Notice.

          (iii) Construction in First Refusal Space. Landlord and Tenant shall agree in Tenant's acceptance of the First Refusal Space as to the construction, if any, of the First Refusal Space. The amount of tenant improvements shall be proportionately adjusted based on the term remaining on this Lease in comparison to the original Lease term.

          (iv) Amendment to Lease. If Tenant timely and in writing exercises Tenant's right to lease the First Refusal Space as set forth herein, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to this Lease for the First Refusal Space upon the terms and conditions as set forth in the First Refusal Notice. Tenant shall commence payment of rent for the First Refusal Space, and the term of the First Refusal Space shall commence upon the date of delivery of the First Refusal Space to Tenant, including the substantial completion of tenant improvements and shall terminate on the Expiration Date of this Lease.

          (v) Termination of Right of First Refusal. The rights contained in this Article 32(b) shall be personal to the Original Tenant, and may only be exercised by the Original Tenant and any Permitted Transferee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease, except an affiliate of Tenant) if the Original Tenant and any Permitted Transferee occupies at least fifty percent (50%) of the entire Premises and Tenant may not exercise its right of first refusal, if, as of the date of the attempted exercise of such right of first refusal or as of the scheduled date of delivery of the First Refusal Space to Tenant, Tenant is in material default following the expiration of any applicable notice or cure period under this Lease.

ARTICLE 33 - Storage Space
- --------------------------

     If available, Tenant shall have the right, on a month-to-month basis, to lease up to 500 square feet of available storage space ("Storage Space") in a location designated by Landlord, in Landlord's reasonable discretion. The Storage Space shall be leased at a monthly gross rental rate of $0.90 a usable square foot during the Lease term. Tenant shall have the right, on a monthly basis, to cease leasing or to commence leasing all or a portion of the Storage Space at Tenant's sole election; provided, however, Tenant shall give Landlord fifteen (15) days' prior written notice of its intent to either cease leasing or to commence leasing such Storage Space. Tenant's right to lease Storage Space following Tenant's election not to lease all or a portion of the Storage Space shall be on an "as-available" basis. All Storage Space leased by Tenant shall be leased in its then existing "as-is" condition, and Tenant shall be fully responsible for repairing any damage to the Storage Space resulting from or relating to Tenant's use thereof. Tenant shall comply with such reasonable rules and regulations as promulgated by Landlord from time to time pertaining to the use of such Storage Space. Tenant shall indemnify, defend and hold Landlord from and against any and all loss, liability, claims, expenses, damages or costs arising out of or in connection with Tenant's use of the Storage Space.

ARTICLE 34 - Signage/Directory
- ------------------------------

     Provided Tenant is not in default hereunder, Tenant shall have the right to the following signage/directory rights:

     (a) At Landlord's sole cost and expense, the right to fourteen (14) lines in the Project's lobby directory; and

     (b) Tenant, at Tenant's sole cost and expense, shall have the right to install custom suite identification (including logo and business name) on all entrances to the Premises, subject to Landlord's reasonable approval, which shall not be unreasonably withheld or delayed.

ARTICLE 35 - Option to Cancel
- -----------------------------

     Tenant shall have a one-time right to cancel the Lease effective as of the end of the thirty-sixth (36th) month of the initial Lease term only ("Termination Date"). In order for the termination right set forth herein to be valid and effective, Tenant must give Landlord written notice of its intention to cancel the Lease not later than six (6) months prior to the Termination Date. In the event Tenant timely and in writing exercises its option to cancel, Tenant shall, at the time of providing such written notice, pay to Landlord a cancellation fee equal to the sum of (a) the outstanding balance of the Loan (defined in Article 9), (b) the unamortized portion of (i) Tenant Improvements in the amount of Sixty-Two Thousand Fifty-Five Dollars ($62,055.00), (ii) brokerage commissions in the amount of Forty-Five Thousand Eight Hundred Forty-One Dollars and Seventy-Nine Cents ($45,841.79), and (iii) Sixty-One Thousand One Hundred Fifty-Five Dollars ($61,155.00) in rent concessions paid by and given by Landlord in connection with the Lease, and (c) the sum of Forty-Six Thousand Six Hundred Thirteen Dollars and Seventy Cents ($46,613.70) which equals four (4) months' Monthly Basic Rental (calculated at the effective rate).

ARTICLE 36 - Building Antenna(s) or Satellite Dish(es)
- ------------------------------------------------------

     Subject to all governmental laws, rules and regulations, Tenant and Tenant's contractors (which shall first be reasonably approved by Landlord) shall have the right and access to install, repair, replace, remove, operate and maintain one (1) so-called "satellite dish" or other similar device, such as antennae (collectively, "Communication Equipment") no greater than one (1) meter in diameter, together with all cable, writing, conduits and related equipment, for the purpose of receiving and sending radio, television, computer, telephone or other communication signals at a location on the roof of the Project designated by Landlord. Landlord shall have the right to require Tenant to relocate the Communication Equipment (at Landlord's cost) at any time to another location on the roof of the Project reasonably approved by Tenant. Tenant shall retain Landlord's roofing contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord's roof warranty. Tenant's installation and operation of the Communication Equipment shall be governed by the following terms and conditions:

          (a) Tenant's right to install, replace, repair, remove, operate and maintain the Communication Equipment shall be subject to all governmental laws, rules and regulations, and Landlord makes no representation that such laws, rules and regulations permit such installation and operation.

          (b) All plans and specifications for the Communication Equipment shall be subject to Landlord's reasonable approval.

          (c) All costs of installation, operation, maintenance and removal (and restoration of the Project due to such removal) of the Communication Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and connections to the Project's electrical system) shall be borne by Tenant.

          (d) It is expressly understood that Landlord retains the right to use the roof of the Project for any purpose whatsoever provided that Landlord shall not unduly interfere with Tenant's use of the Communication Equipment.

          (e) Tenant shall use the Communication Equipment so as not to cause any interference to other tenants in the Project or with any other tenant's Communication Equipment (installed prior to Tenant's installation), and not to damage the Project or interfere with the normal operation of the Project.

          (f) Landlord shall not have any obligations with respect to the Communication Equipment. Landlord makes no representation that the Communication Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof of the Project) and Tenant agrees that Landlord shall not be liable to Tenant therefor.

          (g) Tenant shall (i) be solely responsible for any damage caused as a result of the Communication Equipment; (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Communication Equipment and comply with all precautions and safeguards recommended by all governmental authorities; and (iii) pay for all necessary repairs, replacements to or maintenance of the Communication Equipment.

          (h) The Communication Equipment shall remain the sole property of Tenant. Tenant shall remove the Communication Equipment and related equipment at Tenant's sole cost and expense upon the expiration or sooner termination of this Lease or upon the imposition of any governmental law or regulation which may require removal, and shall repair the Project upon such removal to the extent required by such work of removal. If Tenant fails to remove the Communication Equipment and repair the Project within fifteen (15) days after the expiration or earlier termination of this Lease, Landlord may do so at Tenant's expense. The provisions of this Article 36 shall survive the expiration or earlier termination of this Lease.

          (i) The Communication Equipment shall be deemed to constitute a portion of the Premises for purposes of the Basic Lease Provisions of this Lease

          (j) Tenant shall be solely responsible for the cost of removal of the Communication Equipment from the Project, and for the cost of repairing and restoring the Project to its condition immediately prior to the communication equipment being installed.

ARTICLE 37 - Limited Arbitration/Dispute Resolution Procedure
- -------------------------------------------------------------

     The submittal of all matters to arbitration in accordance with the terms of this Article 37 shall be the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements of Fifty Thousand Dollars ($50,000.00) or less arising under this Lease, except for (a) determination of First Offer Rent and Fair Market Rental Rate, which shall be determined in accordance with the applicable Articles above, (b) all claims by either party which (i) seek anything other than enforcement of rights under this Lease, or
(ii) are primarily founded upon matters of fraud, wilful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, and (c) claims relating to Landlord's exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant's right of possession to the Premises. Should there be a dispute under the Lease for amounts less than Fifty Thousand Dollars ($50,000.00), and accepted pursuant to
(a), (b) or (c) above, then such procedure shall be that Landlord and Tenant shall select an arbitrator, which arbitrator shall be selected and qualified pursuant to the rules of the Judicial Arbitration and Mediation Service (such arbitrator to be selected by a process by which each party either agrees upon a third party arbitrator or selects an independent third party, each of which independent third party shall meet and agree upon such arbitrator, and, failing to agree within fifteen (15) days after the commencement of such process, such arbitrator shall be selected by the rules of the Judicial Arbitration Mediation Service without regard to input by Landlord and Tenant) and whose costs shall be paid for by the losing party unless it is not clear that there is a "losing" party, in which event the costs of arbitration shall be shared equally. The purpose of the use of an arbitrator to resolve such dispute is to avoid the delays incident to the court calendar system of the jurisdiction within which the Premises are located. Therefore, the parties agree that if the issue in dispute between Landlord and Tenant under this Article may be expected to be resolved under the then current calendar of the court of appropriate jurisdiction within a period not exceeding six (6) months from the date the issue is in dispute arises, then the arbitration process described hereinabove shall not be utilized, and the matter shall proceed through the judicial process in the court of appropriate jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Lease, consisting of the foregoing provisions and Articles, including all exhibits and other attachments referenced therein, as of the date first above written.

"TENANT"                                   "LANDLORD"

SmarTalk Teleservices, Inc.,               LAOP, IV, LLC, a Nevada limited
a California corporation                   liability company,

                                           By:  Metropolitan Falls Partners,
                                                a California general partnership
By: /s/ Robert H. Lorsch                        Its: Managing Member
    ----------------------------------
    Robert H. Lorsch, Chairman, CEO

                                                By: /s/ Richard S. Ziman
                                                    -------------------------
By: /s/ Bruce W. Bielinski                          Richard S. Ziman,
    ----------------------------------              Managing General Partner
    Bruce W. Bielinski, M.D. Secretary


                                                By: /s/ Victor J. Coleman
                                                    -------------------------
                                                    Victor J. Coleman,
                                                    Executive Officer

                                  EXHIBIT "B"
                                  -----------

                             RULES AND REGULATIONS


     1. No sign, advertisement or notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Building or so as to be visible from outside the Premises or Building without Landlord's prior written consent. Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Tenant, and Landlord shall not be liable in damages for such removal. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a manner and style acceptable to Landlord.

     2. Tenant shall not obtain for use on the Premises ice, drilling water, waxing, cleaning, interior glass polishing, rubbish removal, towel or other similar services, or accept barbering or bootblackening, or coffee cart services, milk, soft drinks or other like services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without Landlord's prior written consent.

     3. The sidewalks, hall, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from Tenant's Premises.

     4. Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

     5. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises.

     6. In no event shall Tenant place a load upon any floor of the Premises or portion of any such flooring exceeding the floor load per square foot of area for which such floor is designed to carry and which is allowed by law, or any machinery or equipment which shall cause excessive vibration to the Premises or noticeable vibration to any other part of the Building. Prior to bringing any heavy safes, vaults, large computers or similarly heavy equipment into the Building, Tenant shall inform Landlord in writing of the dimensions and weights thereof and shall obtain Landlord's consent thereto, which consent Landlord shall have the right to deny. Such consent shall not constitute a representation or warranty by Landlord that the safe, vault or other equipment complies, with regard to distribution of weight and/or vibration, with the provisions of this Rule 6 nor relieve Tenant from responsibility for the consequences of such noncompliance, and any such safe, vault or other equipment which Landlord determines to constitute a danger of damage to the Building or a nuisance to other Tenants, either alone or in combination with other heavy and/or vibrating objects and equipment, shall be promptly removed by Tenant upon Landlord's written notice of such determination and demand for removal thereof.

     7. Tenant shall not use or keep in the Premises or Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

     8. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

     9. Tenant shall not install or use any blinds, shades, awnings or screens in connection with any window or door of the Premises and shall not use any drape or window covering facing any exterior glass surface other than the standard drapes, blinds or other window covering.

                                  EXHIBIT "C"

              NOTICE OF LEASE TERM DATES AND TENANT'S PERCENTAGE


TO:  _______________________________  DATE: _____________________________
     _______________________________
     _______________________________

RE:  Lease dated __________________, 19___, between __________________________
________________________ ("Landlord"), and ___________________________________
("Tenant"), concerning Suite ________, located at ____________________________.


Gentlemen:

     In accordance with the Lease, Landlord wishes to advise and/or conform the following:

     1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the Lease and that there is no deficiency in construction.

     2. That the Tenant has taken possession of the Premises and acknowledges that under the provisions of the Lease the term of said Lease shall commence as of ___________________________ for a term of ________________
     ending on _________________________________.

     3.   That in accordance with the Lease, Basic Rental commenced to accrue on
     ___________________.

     4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

     5. Rent is due and payable in advance on the first day of each and every month during the term of said Lease. Your rent checks should be made payable to _____________________ at ___________________________
     ___________________________________________________________.

     6. The exact number of rentable square feet within the Premises is ________ square feet.

     7. Tenant's Percentage, as adjusted based upon the exact number of rentable square feet within the Premises is _______%.



AGREED AND ACCEPTED:

TENANT:

______________________________________



By:___________________________________

Its:__________________________________

                      AMENDMENT NO. 1 TO LEASE AGREEMENT
                      ----------------------------------


     THIS AMENDMENT NO. 1 TO LEASE ("Agreement") dated as of this 16th day of January, 1996 by and between LAOP IV, LLC, a Nevada limited liability company ("Landlord") and SMARTALK TELESERVICES, INC., a California corporation ("Tenant"), with reference to the following recitals:

     A. Landlord and Tenant entered into that certain Lease dated January 10, 1996 ("Lease") for Suite 500, consisting of approximately 6,795 rentable square feet ("Premises"), located in the building at 1640 Sepulveda Boulevard, Los Angeles, California 90025, known as Westwood Terrace ("Project").

     B. Pursuant to Article 32 of the Lease, Landlord has provided Tenant with notice of the availability of approximately 1,729 rentable square feet of contiguous space ("First Refusal Space") to the Premises and Tenant has provided Landlord with written notification of its intent to exercise its right of first refusal to lease the First Refusal Space.

     C. Landlord and Tenant desire to amend the Lease to include the First Refusal Space as part of the Premises on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the terms, covenants and conditions as set forth in the Lease and in this Agreement, the sufficiency and adequacy of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

     1.    PREMISES:  Article 1.B of the Lease shall be amended to delete the
           ---------
           number "6,795" as the definition of rentable square feet of the Premises and to replace it with the number "8,524" thereby reflecting that the Premises shall be defined as for all purposes under the Lease approximately 8,524 rentable square feet as designated on the plan attached hereto and incorporated in the Lease as Exhibit "A."

     2.    BASIC RENTAL:  Article 1.C of the Lease shall be amended to reflect
           -------------
           that Tenant shall pay to Landlord as Monthly Base Rental during the Lease term, the following amounts:

              Months        Monthly Basic Rental       Annual Basic Rent
              ------        --------------------       -----------------
            1 through 6        $15,684.16                  $188,209.92
            7 through 9           Free                          -0-
            10 through 15       $10,740.24                  $128,882.88
            16 through 72       $15,684.16                  $188,209.92

     3.    TENANT'S PROPORTIONATE SHARE:  Article 1.E of the Lease shall be
           -----------------------------
           amended by deleting the number "4.99045%" as the definition of Tenant's Proportionate Share under the Lease and replacing it with the number "6.26039%" reflecting that Tenant's Proportionate Share shall be defined as for all purposes under the Lease as 6.26039%.

     4.    SECURITY DEPOSIT:  Article 1.F of the Lease shall be amended to
           -----------------
           reflect that Tenant's security deposit shall be increased to $58,474.64. Landlord and Tenant acknowledge that Tenant has previously paid Landlord $46,613.70 towards the security deposit and that upon execution of this Agreement, Tenant shall pay Landlord the balance of the security deposit in the amount of $11,860.94. Landlord agrees to return to Tenant a portion of the security deposit equal to $43,855.98 at the start of the thirty-seventh (37th) month after the Commencement Date, provided: (1) Tenant is not then in material default under the Lease, and (2) Tenant has not had more than three
           (3) material financial defaults under the Lease prior to such thirty-seventh (37th) month.

     5.    PARKING PASSES:  Article 1.1 of the Lease shall be amended to reflect
           ---------------
           that Tenant shall be entitled to twenty-six (26) unreserved parking spaces. Five (5) of the twenty-six (26) parking spaces located in the Project's parking structure may be reserved parking spaces. The charges for all parking spaces shall be as set forth in the Lease.

     6.    FIRST MONTH'S RENT:  Article 1.K of the Lease shall be amended to
           -------------------
           reflect that the first month's rent for the Premises is $15,684.16. Landlord and Tenant acknowledge that Tenant has previously paid Landlord $12,502.80 towards the first month's rent and that upon execution of this Agreement Tenant shall pay Landlord the balance of the first month's rent in the amount of $3,181.36.

     7.    REPAIRS AND ALTERATIONS:  Article 9 of the Lease shall be amended to
           ------------------------
           reflect that the Tenant Improvement Allowance shall be Ten Dollars and Fifty Cents ($10.50) for each usable square foot of space in the Premises, for a total of $77,826.00.

     8.    OPTION TO CANCEL:  Article 35 of the Lease shall be amended to
           -----------------
           reflect that the cancellation fee shall be equal to the sum of (a) the outstanding balance of the Loan (defined in Article 9 of the Lease), (b) the unamortized portion of (i) the Tenant Improvements in the amount of Seventy Seven Thousand Eight Hundred and Twenty-Six Dollars ($77,826.00), (ii) brokerage commissions in the amount of Fifty Seven Thousand Five Hundred Six Dollars and thirty-Two Cents ($57,506.32), and (iii) Seventy-Six Thousand Seven Hundred Sixteen Dollars ($76,716.00) in rent concessions paid and given by Landlord in connection with the Lease and this Agreement, and (c) Fifty-Eight Thousand Four Hundred Seventy-Four Dollars and Sixty-Four Cents ($58,474.64) which equals four (4) months' rental (calculated at the effective rate).

     9.    CAPITALIZED TERMS:  Except as otherwise expressly provided herein to
           ------------------
           the contrary, all capitalized terms used in this First Amendment to Lease shall have the same meanings given such terms in the Lease.

     10.   APPLICABILITY OF LEASE:  All terms, covenants and conditions of the
           -----------------------
           Lease, except as expressly amended herein are hereby ratified and shall continue in full force and effect throughout the term of the Lease, including any extension or renewal thereof. The terms, covenants and conditions expressly amended herein shall become effective upon the execution of this First Amendment to Lease Agreement by both Landlord and Tenant and the full and complete satisfaction of each and every one of the conditions set forth in Paragraphs 4 and 6 above.

     11.   AUTHORIZATION:  Each individual and entity executing this First
           --------------
           Amendment to Lease Agreement hereby represents and warrants that it has the capacity set forth on the signature page hereof with full power and authority to bind the party on whose behalf it is executing this First Amendment to Lease Agreement, to the terms hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and date first written above.

"LANDLORD"                               "TENANT"

LAOP IV, LLC, a Nevada limited           SMARTALK TELESERVICES, INC., a
liability company                        California corporation

By:  Metropolitan Falls Partners, a      By: /s/ Robert H. Lorsch
     California general partnership         --------------------------------
     Its: Managing Member                    Robert H. Lorsch, Chairman, CEO

                                         By: /s/ Bruce W. Bielinski
     By: /s/ Richard S. Ziman                -------------------------------
        --------------------------------      Bruce W. Bielinski, M.D.,
         Richard S. Ziman, Managing           Secretary
         General Partner


By: /s/ Victor J. Coleman
   -------------------------------------
     Victor J. Coleman, Executive Officer

                       AMENDMENT NO. 2 TO LEASE AGREEMENT
                       ----------------------------------


     THIS AMENDMENT NO. 2 TO LEASE ("Agreement") dated as of this 7th day of February, 1996 by and between LAOP IV, LLC, a Nevada limited liability company ("Landlord") and SMARTALK TELESERVICES, INC., a California corporation ("Tenant"), with reference to the following recitals:

     A. Landlord and Tenant entered into that certain Lease dated January 10, 1996 ("Lease") for Suite 500, consisting of approximately 6,795 rentable square feet ("Premises"), located in the building at 1640 Sepulveda Boulevard, Los Angeles, California 90025, known as Westwood Terrace ("Project"). The Lease was subsequently amended in or about February, 1996, to include approximately 1,729 rental square feet of additional contiguous space. The Lease and the Amendment are collectively referred to herein as the "Lease" and the term "Premises" includes the original Premises and the additional space added pursuant to the Amendment.

     B. Landlord and Tenant desire to amend the Lease to, among other matters, change the Commencement Date set forth in the Lease on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the terms, covenants and conditions as set forth in the Lease and in this Agreement, the sufficiency and adequacy of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

     1.    COMMENCEMENT DATE:  Article 1.A of the Lease shall be amended by
           ------------------
           deleting the following language: "On the later of (i) February 1, 1996," and replacing it with the following language: "The earlier of
           (i) March 25, 1996,"

     2.    CAPITALIZED TERMS:  Except as otherwise expressly provided herein to
           ------------------
           the contrary, all capitalized terms used in this Agreement shall have the same meanings given such terms in the Lease.

     3.    APPLICABILITY OF LEASE:  All terms, covenants and conditions of the
           -----------------------
           Lease, except as expressly amended herein are hereby ratified and shall continue in full force and effect throughout the term of the Lease, including any extension or renewal thereof. The terms, covenants and conditions expressly amended herein shall become effective upon the execution of this Agreement by both Landlord and Tenant.

     4.    AUTHORIZATION:  Each individual and entity executing this Agreement
           --------------
           hereby represents and warrants that it has the capacity set forth on the signature page hereof with full power and authority to bind the party on whose behalf it is executing this Agreement.

"LANDLORD"                                    "TENANT"

LAOP IV, LLC, a Nevada limited                SMARTALK TELESERVICES, INC., a
liability company                             California corporation

By:  Metropolitan Falls Partners, a           By: /s/ Robert H. Lorsch
     California general partnership              ---------------------------
     Its: Managing Member                         Robert H. Lorsch, Chairman
                                                  CEO


     By: /s/ Richard S. Ziman                 By: /s/ Bruce W. Bielinski
        ---------------------------              -------------------------
         Richard S. Ziman, Managing              Bruce W. Bielinski, M.D.,
         General Partner                         Secretary


By: /s/ Victor J. Coleman
   -------------------------------------
    Victor J. Coleman, Executive Officer

                       AMENDMENT NO. 3 TO LEASE AGREEMENT
                       ----------------------------------


     THIS AMENDMENT NO.3 TO LEASE ("Agreement") dated as of this 19th day of April, 1996 by and between LAOP IV, LLC, a Nevada limited liability company ("Landlord") and SMARTALK TELESERVICES, INC., a California corporation ("Tenant"), with reference to the following recitals:

     A. Landlord and Tenant entered into that certain Lease dated January 10, 1996 ("Lease") for Suite 500, consisting of approximately 6,795 rentable square feet ("Premises"), located in the building at 1640 Sepulveda Boulevard, Los Angeles, California 90025, known as Westwood Terrace ("Project"). The Lease was subsequently amended ("Amendment No. 1") in or about January or February, 1996, to, among other things, include approximately 1,729 rental square feet of additional contiguous space, and further amended on February 7, 1996, ("Amendment No. 2") to, among other things, recalculate the Commencement Date under the Lease. The Lease and the amendments are collectively referred to herein as the "Lease," and the term "Premises" includes the original Premises and the additional space added pursuant to Amendment No. 1.

     B. Landlord and Tenant desire to amend the Lease to, among other matters, document the Loan to Tenant for construction of the Tenant Improvements and the increase in Monthly Basic Rental for the repayment of the Loan, as more specifically set forth in the Lease, on the terms and conditions hereinafter set forth.

     C. Except as otherwise stated herein, all capitalized and defined terms have the same meaning as set forth in the Lease.

     NOW, THEREFORE, in consideration of the terms, covenants and conditions as set forth in the Lease and in this Agreement, the sufficiency and adequacy of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

     1.   LOAN:  Upon the presentation of invoices, approved by Tenant, Landlord
          -----
          hereby agrees to pay to Tenant's contractor an amount up to the sum of Twenty-two Thousand Two Hundred Thirty-Six Dollars ($22,236.00) representing the Loan for the Excess Costs as defined in Article 9 of the Lease. The total obligation of Landlord with respect to disbursements for the Tenant Improvements (i.e., the Loan and the Tenant Improvement Allowance) is confirmed to be One Hundred Thousand Sixty-two Dollars ($100,062.00). Tenant agrees hereby to repay the Loan by amortizing the Loan over the initial Lease term and increasing Monthly Basic Rental by .06 cents per rentable square foot each month as set forth in paragraph 2 below.

     2.   BASIC RENTAL:  Article I.C. of the Lease and Paragraph 2 of Amendment
          -------------
          No. 1 shall be amended to reflect that Tenant shall pay to Landlord as Monthly Basic Rental during the Lease term, the following amounts (which includes the repayment of the Loan with interest):

          Months                Monthly Basic Rental            Annual Basic
          ------                --------------------                Rent
                                                                ------------
          1 through 6               $16,195.60                   $194,347.20
          7 through 9               $   511.44                   $  6,137.28
          10 through 15             $11,251.68                   $135,020.16
          16 through 72             $16,195.60                   $194,347.20

     3.   RENTAL ADJUSTMENT:  Pursuant to the provisions of Paragraph 6 of
          ------------------
          Amendment No. 1, Tenant has prepaid a monthly installment of Monthly Basic Rental attributable to the initial Monthly Basic Rental due under the Lease. However, as a result of the adjustment of the Monthly Basic Rental set forth in Paragraph 2 above, Tenant has underpaid the monthly installments of Monthly Basic Rental, since the Commencement Date. Therefore, concurrent with Tenant's execution of this Agreement, Tenant shall pay to Landlord an amount equal to $511.44.

     4.   APPLICABILITY OF LEASE:  All terms, covenants and conditions of the
          -----------------------
          Lease, except as expressly amended herein are hereby ratified and shall continue in full force and effect throughout the term of the Lease, including any extension or renewal thereof. The terms, covenants and conditions expressly amended herein shall become effective upon the earlier of (i) disbursement of the Loan to Tenant, or (ii) execution of this Agreement by both Landlord and Tenant.

     5.   AUTHORIZATION:  Each individual and entity executing this Agreement
          --------------
          hereby represents and warrants that it has the capacity set forth on the signature page hereof with full power and authority to bind the party on whose behalf it is executing this Agreement.

     6.   DEFAULTS:  As of the date of this Agreement, Tenant hereby represents
          ---------
          and warrants to Landlord that Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and Tenant knows of no events or circumstances which given the passage of time would constitute a default under the Lease by either Landlord or Tenant.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first written above.

"LANDLORD"                             "TENANT"

LAOP IV, LLC, a Nevada limited         SMARTALK TELESERVICES, INC., a
liability company                      California corporation

By:  Metropolitan Falls Partners, a
     California general partnership
     Its: Managing Member              By: /s/ Robert H. Lorsch
                                           ------------------------------
                                           Robert H. Lorsch, Chairman, CEO



   By:  /s/ Richard S. Ziman
      ----------------------
      Richard S. Ziman, Managing       By: /s/ Bruce W. Bielinski
      General Partner                      ------------------------------
                                           Bruce W. Bielinski, M.D., Secretary


By:  /s/ Vicor J. Coleman
   ----------------------
   Victor J. Coleman, Executive Officer

              NOTICE OF LEASE TERM DATES AND TENANT'S PERCENTAGE
              --------------------------------------------------


TO:  Robert H. Lorsch, Chairman, CEO           DATE:  April 25, 1996
     Bruce W. Bielinski, M.D., Secretary
     SMARTALK TELESERVICES, INC.
     1640 S. Sepulveda Blvd., Suite 500
     Los Angeles, CA 90025

RE: Lease dated January 10, 1996, Amendment No. 1 dated January 30, 1996, Amendment No. 2 dated February 7, 1996 and Amendment No. 3 dated April 19, 1996, between LAOP IV, LLC, a Nevada limited liability company ("Landlord") and SMARTALK TELESERVICES, INC., a California corporation ("Tenant"), concerning Suite 500, located at 1640 S. Sepulveda Boulevard, Los Angeles, California.

Gentlemen:

     In accordance with the Lease, Landlord wishes to advise and/or confirm the following:

     1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the Lease and that there is no deficiency in construction.

     2. That the Tenant has taken possession of the Premises and acknowledges that under the provisions of the Lease term of said Lease shall commence as of March 11, 1996 for a term of seventy-two months ending on March 31, 2002.

     3. That in accordance with the Lease Basic Rental commenced to accrue on March 11, 1996.

     4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

     5. Rent is due and payable on the first day of each and every month during the term of said Lease. Your rent checks should be made payable to Hanford/Healy Agent for LBHI at P.O. Box 54177, Los Angeles, California 90051-4177.

     6. The exact number of rentable square feet within the Premises is 8,524 square feet.

     7. Tenant's Percentage, as adjusted based upon the exact number of rentable square feet within the Premises is 6.26039%.


AGREED AND ACCEPTED:

TENANT:

SMARTALK TELESERVICES, INC.
- ---------------------------



By:  /s/ Robert H. Lorsch
     ------------------------
     Robert H. Lorsch

Its: Chairman, CEO



By:  /s/ Bruce W. Bielinski
     ------------------------
     Bruce W. Bielinski, M.D.

Its: Secretary

                                 RENT SCHEDULE
                                 -------------
                    Tenant:   SmartTalk Teleservices, Inc.


Commencement      Termination   Rental $    Month

   03/11/96          03/31/96   10,971.21
   04/01/96          04/30/96   16,195.60       1
   05/01/96          05/31/96   16,195.60       2
   06/01/96          06/30/96   16,195.60       3
   07/01/96          07/31/96   16,195.60       4
   08/01/96          08/31/96   16,195.60       5
   09/01/96          09/30/96   16,195.60       6
- ----------------------------------------------------
   10/01/96          10/31/96      511.44       7
   11/01/96          11/30/96      511.44       8
   12/01/96          12/31/96      511.44       9
- ----------------------------------------------------
   01/01/97          01/31/97   11,251.68      10
   02/01/97          02/28/97   11,251.68      11
   03/01/97          03/31/97   11,251.68      12
   04/01/97          04/30/97   11,251.68      13
   05/01/97          05/31/97   11,251.68      14
   06/01/97          06/30/97   11,251.68      15
- ----------------------------------------------------
   07/01/97          07/31/97   16,195.60      16
   08/01/97          08/31/97   16,195.60      17
   09/01/97          09/30/97   16,195.60      18
   10/01/97          10/31/97   16,195.60      19
   11/01/97          11/30/97   16,195.60      20
   12/01/97          12/31/97   16,195.60      21
   01/01/98          01/31/98   16,195.60      22
   02/01/98          02/28/98   16,195.60      23
   03/01/98          03/31/98   16,195.60      24
   04/01/98          04/30/98   16,195.60      25
   05/01/98          05/31/98   16,195.60      26
   06/01/98          06/30/98   16,195.60      27
   07/01/98          07/31/98   16,195.60      28
   08/01/98          08/31/98   16,195.60      29
   09/01/98          09/30/98   16,195.60      30
   10/01/98          10/31/98   16,195.60      31
- -------------------------------------------------


Commencement      Termination    Rental $    Month
   11/01/98         11/30/98     16,195.60    32
   12/01/98         12/31/98     16,195.60    33
   01/01/99         01/31/99     16,195.60    34
   02/01/99         02/28/99     16,195.60    35
   03/01/99         03/31/99     16,195.60    36
- ----------------------------------------------------  Security
   04/01/99         04/30/99     16,195.60    37      Deposit
- ----------------------------------------------------  Refund
   05/01/99         05/31/99     16,195.60    38
   06/01/99         06/30/99     16,195.60    39
   07/01/99         07/31/99     16,195.60    40
   08/01/99         08/31/99     16,195.60    41
   09/01/99         09/30/99     16,195.60    42
   10/01/99         10/31/99     16,195.60    43
   11/01/99         11/30/99     16,195.60    44
   12/01/99         12/31/99     16,195.60    45
   01/01/00         01/31/97     16,195.60    46
   02/01/00         02/29/00     16,195.60    47
   03/01/00         03/31/00     16,195.60    48
   04/01/00         04/30/00     16,195.60    49
   05/01/00         05/31/00     16,195.60    50
   06/01/00         06/30/00     16,195.60    51
   07/01/00         07/31/00     16,195.60    52
   08/01/00         08/31/00     16,195.60    53
   09/01/00         09/30/00     16,195.60    54
   10/01/00         10/31/00     16,195.60    55
   11/01/00         11/30/00     16,195.60    56
   12/01/00         12/31/00     16,195.60    57
   01/01/01         01/31/01     16,195.60    58
   02/01/01         02/28/01     16,195.60    59
   03/01/01         03/31/01     16,195.60    60
   04/01/01         04/30/01     16,195.60    61
   05/01/01         05/31/01     16,195.60    62
   06/01/01         06/30/01     16,195.60    63
   07/01/01         07/31/01     16,195.60    64
- ----------------------------------------------------


Commencement      Termination    Rental $      Month

   08/01/01         08/31/01     16,195.60      65
   09/01/01         09/30/01     16,195.60      66
   10/01/01         10/31/01     16,195.60      67
   11/01/01         11/30/01     16,195.60      68
   12/01/01         12/31/01     16,195.60      69
   01/01/02         01/31/02     16,195.60      70
   02/01/02         02/28/02     16,195.60      71
   03/01/02         03/31/02     16,195.60      72
- ----------------------------------------------------
                                 1,100,338.41
                               ===============